 Filed Pursuant to Rule 424(b)(3)
 Registration File Nos. 333-255051 and 255051-01
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2021
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 16, 2021
Brookfield Infrastructure Corporation
Brookfield Infrastructure Partners L.P.
$
Class A Exchangeable Subordinate Voting Shares of Brookfield Infrastructure Corporation
Up to             Limited Partnership Units of Brookfield Infrastructure Partners L.P. (issuable or deliverable upon exchange, redemption or acquisition of Class A Exchangeable Subordinate Voting Shares)
This offering (this “Offering”) of class A exchangeable subordinate voting shares (the “Exchangeable Shares”) of Brookfield Infrastructure Corporation (the “Company”) under this prospectus supplement (this “Prospectus Supplement”) consists of      Exchangeable Shares (collectively, with the Exchangeable Shares issuable upon exercise of the Over-Allotment Option (as defined below), the “Offered Exchangeable Shares”) at a price of $      per Offered Exchangeable Share (the “Offering Price”). The first dividend in which the purchasers of Offered Exchangeable Shares will be eligible to participate, if they continue to own the Offered Exchangeable Shares, will be for the fourth quarter of 2021, as and when declared by the Company.
Concurrent with the closing of this Offering, Brookfield Investments Corporation (“BIC”), a subsidiary of Brookfield Asset Management Inc. (collectively with its related entities (other than Brookfield Infrastructure (as defined below) and the Company, “Brookfield”) will, pursuant to an exemption from the Canadian prospectus and U.S. prospectus registration requirements (the “Concurrent Exchangeable Share Private Placement”), purchase      Exchangeable Shares at $      per Exchangeable Share, representing the Offering Price per Offered Exchangeable Share net of underwriting commissions payable by the Company. See “Concurrent Exchangeable Share Private Placement”.
Brookfield Infrastructure Partners L.P. (the “Partnership”) is also offering (the “Concurrent BIP Offering”)           limited partnership units (the “Units”) of the Partnership at a price of $      per Unit under a separate prospectus supplement dated November      , 2021 to its registration statement on Form F-3 dated June 21, 2019, as amended on May 17, 2021. The closing of the Concurrent BIP Offering is expected to occur on or about November      , 2021. The closing of this Offering is conditioned on the substantially simultaneous closing of the Concurrent BIP Offering. The aggregate amount of this Offering and the Concurrent BIP Offering is expected to be $      . Concurrent with the closing of the Concurrent BIP Offering, BIC will, pursuant to an exemption from the Canadian prospectus and U.S. prospectus registration requirements (the “Concurrent Unit Private Placement”), purchase           redeemable partnership units (“RPUs”) of Brookfield Infrastructure L.P. (the “Holding LP”) at $      per RPU, representing the offering price per Unit of the Concurrent BIP Offering net of underwriting commissions payable by the Partnership. See “Concurrent Unit Private Placement”.
Our Exchangeable Shares are listed for trading under the symbol “BIPC” on the Toronto Stock Exchange (the “TSX”) and “BIPC” on the New York Stock Exchange (the “NYSE”).
Investing in the Exchangeable Shares involves risks. See “Risk Factors” beginning on page S-3 of this Prospectus Supplement, beginning on page 1 of the accompanying prospectus of our Partnership dated April 16, 2021 (the “Prospectus”), the risk factors included in our most recent annual report on Form 20-F for the fiscal year ended December 31, 2020 (our “Annual Report”), and in other documents incorporated by reference in this Prospectus Supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Price to Public	Underwriters’ Fee(1)	Net Proceeds to the Company(2)
Per Exchangeable Share	$	$	$
Total(3)	$	$	$

(1)
The Underwriters’ fee is equal to     % of the gross proceeds of this Offering. See “Underwriting (Conflicts of Interest)”.

(2)
Before deduction of the Company’s expenses of this Offering, estimated at $      , which, together with the Underwriters’ fee, will be paid from the proceeds of this Offering.

(3)
The Company has granted to the Underwriters the right (the “Over-Allotment Option”), exercisable until the date which is 30 days following the closing of this Offering, to purchase from the Company on the same terms up to                 Exchangeable Shares, being a number equal to 15% of the number of initial offered Exchangeable Shares sold in this Offering. If the Over-Allotment Option is exercised in full, the total price to the public will be $      , the Underwriters’ fee will be $      and the net proceeds to the Company will be $      . This Prospectus Supplement also qualifies the grant of the Over-Allotment Option. A purchaser who acquires Offered Exchangeable Shares forming part of the Underwriters’ over-allocation position acquires those Exchangeable Shares under this Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

The Underwriters (as defined below) expect to deliver the initial Exchangeable Shares on or about                 , 2021 through the book-entry facilities of The Depository Trust Company.

Joint Book-Running Managers
RBC Capital MarketsBMO Capital Markets CIBC Capital Markets
National Bank Financial Inc.	Wells Fargo Securities
The date of this Prospectus Supplement is                  , 2021

i

Capitalized terms which are used but not otherwise defined in this Prospectus Supplement shall have the meaning ascribed thereto in the Prospectus.
This document is in two parts. The first part is this Prospectus Supplement, which describes the specific terms of this Offering. The second part is the Prospectus, which gives more general information, some of which may not apply to this Offering. If information varies between this Prospectus Supplement and the Prospectus, you should rely on the information in this Prospectus Supplement.
You should only rely on the information contained or incorporated by reference in this Prospectus Supplement, the Prospectus or any “free writing prospectus” we may authorize to be delivered to you. We have not, and the Underwriters have not, authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained in this Prospectus Supplement, the Prospectus or any “free writing prospectus” we may authorize to be delivered to you, as well as the information we previously filed with, or furnished to the SEC, that is incorporated by reference in this Prospectus Supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.
We are offering to sell the Offered Exchangeable Shares and are seeking offers to buy the Offered Exchangeable Shares, only in jurisdictions where such offers and sales are permitted. The distribution of this Prospectus Supplement and the accompanying Prospectus and the offering of the Offered Exchangeable Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this Prospectus Supplement or the accompanying Prospectus must inform themselves about and observe any restrictions relating to the Offering and the distribution of this Prospectus Supplement and the accompanying Prospectus outside the United States. This Prospectus Supplement and the accompanying Prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are formed under the laws of Bermuda, some of the officers and directors of Brookfield Infrastructure Partners Limited, our General Partner, and some of the experts named in this Prospectus Supplement are residents of Canada or other non-U.S. jurisdictions and a portion of our assets and the assets of those officers, directors and experts are located outside the United States.
ii

ABOUT THIS PROSPECTUS SUPPLEMENT
The term “the Company” refers to Brookfield Infrastructure Corporation and the term “Brookfield Infrastructure” refers to, collectively, the Partnership, the Holding LP, the subsidiaries of the Holding LP, from time-to-time, through which Brookfield Infrastructure holds all its interests in the operating entities, which are the entities that directly or indirectly hold Brookfield Infrastructure’s current operations and assets that Brookfield Infrastructure may acquire in the future, including any assets held through joint ventures, partnerships and consortium arrangements (but excluding the Company). Unless the context requires otherwise, when used in this Prospectus Supplement, the terms “we”, “us”, “our” and “our Group” refer to, collectively, the Company, together with all of its subsidiaries, and Brookfield Infrastructure. The term “General Partner” refers to Brookfield Infrastructure Partners Limited, the Partnership’s general partner.
CURRENCY
Unless otherwise specified, all dollar amounts in this Prospectus Supplement are expressed in U.S. dollars and references to “dollars,” “$” or “US$” are to U.S. dollars and all references to “C$” are to Canadian dollars.
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus Supplement, the Prospectus and the documents incorporated by reference in this Prospectus Supplement and in the Prospectus contain certain “forward-looking statements” and “forward-looking information” within the meaning of applicable securities laws. These forward-looking statements and information relate to, among other things, our Group’s business, operations, objectives, goals, strategies, intentions, plans, beliefs, expectations and estimates and anticipated events or trends. In some cases, you can identify forward-looking statements and information by terms such as “anticipate,” “believe,” “could,” “estimate,” “likely,” “expect,” “intend,” “may,” “continue,” “plan,” “potential,” “objective,” “tend,” “seek,” “target,” “foresee,” “aim to,” “outlook,” “endeavour,” “will,” “would” and “should” or the negative of those terms or other comparable terminology. In particular, our statements with respect to the continuity plans and preparedness measures we have implemented in response to the novel coronavirus (“COVID-19”) pandemic and its expected impact on our Group’s businesses, operations, earnings and results, are forward-looking statements. These forward-looking statements and information are not historical facts but reflect our current expectations regarding future results or events and are based on information currently available to us and on assumptions we believe are reasonable.
Although we believe that our anticipated future results, performance or achievements expressed or implied by these forward-looking statements and information are based on reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our Group’s business, financial condition, liquidity and results of operations and our plans and strategies may vary materially from those expressed in the forward-looking statements and forward-looking information in this Prospectus Supplement, the Prospectus and the documents incorporated by reference in this Prospectus Supplement and in the Prospectus.
Factors that could cause our actual results to differ materially from those contemplated or implied by the forward-looking statements and information in this Prospectus Supplement, the Prospectus and the documents incorporated by reference in this Prospectus Supplement and in the Prospectus include, without limitation:
•
our active and advanced pipeline of new investment opportunities may not be completed as planned and, in that event, the use of proceeds from this Offering, the Concurrent Exchangeable Share Private Placement, the Concurrent BIP Offering and the Concurrent Unit Private Placement is not certain;

•
commodity risks;

S-iii

•
alternative technologies could impact the demand for, or use of, the businesses and assets that our Group owns and operates and could impair or eliminate the competitive advantage of our Group’s businesses and assets;

•
the competitive market for acquisition opportunities and the inability to identify and complete acquisitions as planned;

•
our Group’s ability to renew existing contracts and win additional contracts with existing or potential customers;

•
timing and price for the completion of unfinished projects;

•
infrastructure operations may require substantial capital expenditures;

•
exposure to environmental risks, including increasing environmental legislation and the broader impacts of climate change;

•
exposure to increased economic regulation and adverse regulatory decisions;

•
First Nations claims to land, adverse claims or governmental claims may adversely affect our Group’s infrastructure operations;

•
some of our Group’s current operations are held in the form of joint ventures or partnerships or through consortium arrangements;

•
some of our Group’s businesses operate in jurisdictions with less developed legal systems and could experience difficulties in obtaining effective legal redress, which creates uncertainties;

•
actions taken by national, state, or provincial governments, including nationalization, or the imposition of new taxes, could materially impact the financial performance or value of our Group’s assets;

•
reliance on technology and exposure to cyber-security attacks;

•
customers may default on their obligations;

•
reliance on tolling and revenue collection systems;

•
Brookfield’s influence over our Group and our Group’s dependence on Brookfield as the service provider;

•
the lack of an obligation of Brookfield to source acquisition opportunities for our Group;

•
our Group’s dependence on Brookfield and its professionals;

•
the role and ownership of Brookfield in the Partnership, the Holding LP and the Company may change and interests in the general partner of the Partnership may be transferred to a third party without unitholder or shareholder consent;

•
Brookfield may increase its ownership of the Partnership or the Company;

•
the master services agreement (“Master Services Agreement”) as described in Item 6.A “Directors and Senior Management — Our Master Services Agreement” of the Company’s Annual Report and our other arrangements with Brookfield do not impose on Brookfield any fiduciary duties to act in the best interests of holders of Exchangeable Shares or Units;

•
conflicts of interest between the Partnership, the Company, their respective unitholders and shareholders, on the one hand, and Brookfield, on the other hand;

•
our Group’s arrangements with Brookfield may contain terms that are less favourable than those which otherwise might have been obtained from unrelated parties;

•
the general partner of the Partnership may be unable or unwilling to terminate the Master Services Agreement;

•
the limited liability of, and our Group’s indemnification of, our service provider;

•
the Partnership or the Company may not be able to continue paying comparable or growing cash distributions to holders of Exchangeable Shares or Units in the future;

S-iv

•
the Exchangeable Shares can be significantly impacted by the market price of the Partnership’s Units and the combined business performance of our Group as a whole;

•
the Company’s lack of operating history;

•
the Partnership and the Company are holding entities that rely on their subsidiaries to provide the funds necessary to pay their distributions and meet their financial obligations;

•
the Company is exempt from certain requirements of Canadian securities laws and we are not subject to the same disclosure requirements as a U.S. domestic issuer;

•
the Company may become regulated as an investment company under the U.S. Investment Company Act of 1940, as amended;

•
the effectiveness of our internal controls;

•
our Group’s assets are or may become highly leveraged and we intend to incur indebtedness above the asset level;

•
the acquisition of distressed companies may subject our Group to increased risks, including the incurrence of additional legal or other expenses;

•
the redemption of Exchangeable Shares by the Company at any time or upon notice from the holder of the class B multiple voting shares of the Company (the “Class B Shares”);

•
future sales and issuances of Exchangeable Shares or Units or securities exchangeable for Exchangeable Shares or Units, or the perception of such sales or issuances, could depress the trading price of the Exchangeable Shares or Units;

•
unitholders do not have a right to vote on partnership matters or to take part in the management of the Partnership;

•
market price of the Exchangeable Shares and Units may be volatile;

•
dilution of existing shareholders;

•
investors may find it difficult to enforce service of process and enforcement of judgments against the Partnership or the Company;

•
foreign currency risk and risk management activities;

•
changes in tax law and practice;

•
general economic conditions and risks relating to the economy;

•
pandemics or epidemics, including risks associated with the global pandemic caused by COVID-19, and the related global impact on commerce and travel and substantial volatility in stock markets worldwide, which may result in a decrease of cash flows and impairment losses and/or revaluations of our Group’s investments and infrastructure assets;

•
adverse changes in currency exchange rates;

•
availability and cost of credit;

•
government policy and legislation change;

•
exposure to uninsurable losses and force majeure events;

•
labour disruptions and economically unfavourable collective bargaining agreements;

•
exposure to occupational health and safety related accidents;

•
high levels of government regulation upon many of our Group’s operating entities, including with respect to rates set for our regulated businesses;

•
our Group’s infrastructure business is at risk of becoming involved in disputes and possible litigation;

•
our ability to finance our operations due to the status of the capital markets;

•
changes in our credit ratings;

S-v

•
our operations may suffer a loss from fraud, bribery, corruption or other illegal acts; and

•
other factors described in the Company’s Annual Report, including, but not limited to, those described under Item 3.D “Risk Factors” and elsewhere in the Company’s Annual Report as well as in the Company’s Q3 2021 Interim Report, this Prospectus Supplement and the Prospectus under “Risk Factors” and in other documents incorporated by reference in this Prospectus Supplement and the Prospectus.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements and information to make decisions with respect to an investment in the Exchangeable Shares, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements and information might not occur. These risks could cause our Group’s actual results and our Group’s plans and strategies to vary from our forward-looking statements and information. We qualify any and all of our forward-looking statements and information by these cautionary factors. Please keep this cautionary note in mind as you read this Prospectus Supplement and the Prospectus. We disclaim any obligation to update or revise publicly any forward-looking statements or information, whether written or oral, as a result of new information, future events or otherwise, except as required by applicable law.
CAUTIONARY STATEMENT REGARDING
THE USE OF NON-IFRS ACCOUNTING MEASURES
FFO
To measure performance, among other measures, we focus on net income as well as funds from operations (“FFO”). We define FFO as net income excluding the impact of depreciation and amortization, deferred income taxes, breakage and transaction costs, and non-cash valuation gains or losses. FFO is a measure of operating performance that is not calculated in accordance with, and does not have any standardized meaning prescribed by, International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. FFO is therefore unlikely to be comparable to similar measures presented by other issuers. FFO has limitations as an analytical tool. Specifically, our definition of FFO may differ from the definition used by other organizations, as well as the definition of funds from operations used by the Real Property Association of Canada and the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), in part because the NAREIT definition is based on U.S. GAAP, as opposed to IFRS. See Item 5 “Operating and Financial Review and Prospects — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Reconciliation of Non-IFRS Financial Measures” of the Partnership’s Annual Report and the Company’s Annual Report and “Reconciliation of Non-IFRS Financial Measures” of the Partnership’s Q3 2021 Interim Report and the Company’s Q3 2021 Interim Report for more information on this measure, including a reconciliation to the most directly comparable IFRS measure.
AFFO
In addition, we use adjusted funds from operations (“AFFO”) as a measure of long-term sustainable cash flow. We define AFFO as FFO less capital expenditures required to maintain the current performance of our operations (maintenance capital expenditures). AFFO is a measure of operating performance that is not calculated in accordance with, and does not have any standardized meaning prescribed by, IFRS. AFFO is therefore unlikely to be comparable to similar measures presented by other issuers. AFFO has limitations as an analytical tool. See Item 5 “Operating and Financial Review and Prospects — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Reconciliation of Non-IFRS Financial Measures” of the Partnership’s Annual Report and the Company’s Annual Report and “Reconciliation of Non-IFRS Financial Measures” of the Partnership’s Q3 2021 Interim Report and the Company’s Q3 2021 Interim Report for more information on this measure, including a reconciliation to the most directly comparable IFRS measure.
Adjusted EBITDA
In addition to FFO and AFFO, we focus on “Adjusted EBITDA”, which we define as net income excluding the impact of depreciation and amortization, interest expense, current and deferred income taxes,
S-vi

breakage and transaction costs, and non-cash valuation gains or losses. Like FFO, Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with, and does not have any standardized meaning prescribed by, IFRS. Adjusted EBITDA is therefore unlikely to be comparable to similar measures presented by other issuers. Adjusted EBITDA has limitations as an analytical tool. See Item 5 “Operating and Financial Review and Prospects — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Reconciliation of Non-IFRS Financial Measures” of the Partnership’s Annual Report and the Company’s Annual Report and “Reconciliation of Non-IFRS Financial Measures” of the Partnership’s Q3 2021 Interim Report and the Company’s Q3 2021 Interim Report for more information on this measure, including a reconciliation to the most directly comparable IFRS measure.
Invested Capital
In addition, the Partnership uses “Invested Capital”, which the Partnership defines as partnership capital removing the following items: non-controlling interest in operating subsidiaries, retained earnings or deficit, accumulated other comprehensive income and ownership changes. The Partnership measures return on Invested Capital as AFFO, less estimated returns of capital on operations that are not perpetual in life, divided by the weighted average Invested Capital for the period. Invested Capital is not calculated in accordance with, and does not have any standardized meaning prescribed by, IFRS. Invested Capital is therefore unlikely to be comparable to similar measures presented by other issuers. Invested Capital has limitations as an analytical tool. See “Reconciliation of Non-IFRS Financial Measures” of the Partnership’s Q3 2021 Interim Report for more information on this measure, including a reconciliation to the most directly comparable IFRS measure.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and periodic reporting requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to “foreign private issuers” (as such term is defined in Rule 405 under the United States Securities Act of 1933, as amended (the “Securities Act”)) and will fulfill the obligations with respect to those requirements by filing or furnishing reports with the SEC. In addition, we are required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC Internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that we file with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com, the Canadian equivalent of the SEC electronic document gathering and retrieval system. This information is also available on our website at https://bip.brookfield.com/BIPC. Throughout the period of distribution, copies of these materials will also be available for inspection during normal business hours at the offices of our service provider at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023.
As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal unitholders are exempt from the reporting and short- swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of Exchangeable Shares. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, as soon as practicable, and in any event within 120 days after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm. We also intend to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.
DOCUMENTS INCORPORATED BY REFERENCE
This Prospectus Supplement is deemed to be incorporated by reference into the accompanying Prospectus solely for the purpose of this Offering. Other documents are also incorporated, or are deemed to be incorporated, by reference into the Prospectus and reference should be made to the Prospectus for full particulars thereof. The following documents, which have been filed with the securities regulatory authorities
S-vii

in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus Supplement:
(a)
our annual report on Form 20-F for the year ended December 31, 2020, filed with the SEC on February 16, 2021 and dated February 12, 2021;

(b)
our Q3 2021 Interim report on Form 6-K, filed with the SEC on November 5, 2021 (Exhibit 99.1 only), in respect of our unaudited interim condensed and consolidated financial statements as of September 30, 2021 and December 31, 2020 and for the three and nine months ended September 30, 2021 and 2020 and management’s discussion and analysis thereon;

(c)
our current report on Form 6-K,filed with the SEC on May 18, 2021 (Exhibit 99.2 only) and August 10, 2021;

(d)
the Partnership’s annual report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 18, 2021 (the “Partnership’s Annual Report”);

(e)
the Partnership’s report on Form 6-K, filed with the SEC on November 5, 2021 (the “Partnership’s Q3 2021 Interim Report”) (Exhibit 99.1 only), in respect of the Partnership’s unaudited interim condensed and consolidated financial statements as of September 30, 2021 and December 31, 2020 and for the three and nine months ended September 30, 2021 and 2020 and management’s discussion and analysis thereon; and

(f)
the Partnership’s report on Form 6-K, filed with the SEC on June 1, 2021, August 10, 2021 (Exhibits 99.1 and 99.2 only), and November 10, 2021.

In addition, all subsequent annual reports filed by us with the SEC on Form 20-F and any current reports on Form 6-K filed or furnished by us that is identified in such form as being incorporated by reference into the registration statement of which this Prospectus Supplement and the accompanying Prospectus form a part, in each case subsequent to the date of this Prospectus Supplement and prior to the termination of the Offering, shall be deemed to be incorporated by reference into this Prospectus Supplement as of the date of the filing or furnishing of such documents. We shall undertake to provide without charge to each person to whom a copy of this Prospectus Supplement and the accompanying Prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this Prospectus Supplement and the accompanying Prospectus by reference, including exhibits to such documents. Requests for such copies should be directed to:
Brookfield Infrastructure Corporation
250 Vesey Street
15th Floor
New York, New York 10281
United States
Tel: +1 (212) 417-7000
Any statement contained in this Prospectus Supplement, the Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus Supplement or the Prospectus shall be deemed to be modified or superseded, for the purposes of this Prospectus Supplement, to the extent that a statement contained In this Prospectus Supplement, or in the Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus Supplement or the Prospectus, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed to be an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.
S-viii

SUMMARY
Recent Developments
Concurrent BIP Offering and Concurrent Unit Private Placement
On November 10, 2021, the Partnership announced the Concurrent BIP Offering and the Concurrent Unit Private Placement. The closing of each of the Concurrent BIP Offering and the Concurrent Unit Private Placement is expected to occur on or about November   , 2021. The closing of this Offering is conditioned on the substantially simultaneous closing of the Concurrent BIP Offering.
Corporate Information
Our Corporation’s head and registered office is located at 250 Vesey Street, 15th Floor, New York, New York, USA 10281.

The Offering
Issuer
Brookfield Infrastructure Corporation.
Exchangeable Shares offered by us
         Exchangeable Shares
         Exchangeable Shares if the Underwriters exercise in full their option to purchase up to an additional          Exchangeable Shares to cover any over-allotments, if any, and for market stabilization purposes.
Total Exchangeable Shares outstanding after the Offering
         Exchangeable Shares, assuming no exercise of the Over-Allotment Option; or
         Exchangeable Shares, assuming full exercise of the Over-Allotment Option.
Use of proceeds
We intend to use a portion of the net proceeds from this Offering, together with the proceeds of the Concurrent Exchangeable Share Private Placement, the Concurrent BIP Offering and the Concurrent Unit Private Placement, to fund an active and advanced pipeline of new investment opportunities, including near-term organic growth capital requirements, and for general working capital purposes. See “Use of Proceeds”.
Conflicts of Interest
    , a broker-dealer registered with the Financial Industry Regulatory Authority, Inc. (“FINRA”) and an affiliate of the Company, is participating as an underwriter in this offering of Exchangeable Shares. Accordingly,       has a “conflict of interest” as defined in FINRA Rule 5121(f)(5)(B), and any offerings made by means of this prospectus will be conducted in compliance with Rule 5121. In general, under FINRA Rule 5121, a Qualified Independent Underwriter will not be necessary for these offerings pursuant to FINRA Rule 5121(a)(1)(B), as the Company is offering securities which have a bona fide public market for purposes of Rule 5121. No underwriter having a Rule 5121 conflict of interest will be permitted under Rule 5121 to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder. See “Underwriting (Conflicts of Interest)”.
Risk factors
Investing in the Exchangeable Shares involves risks. See “Risk Factors” beginning on page S-3 of this Prospectus Supplement and on page 2 of the accompanying Prospectus as well as the risk factors included in our Annual Report and in other documents we incorporate in this Prospectus Supplement by reference.
TSX symbol
“BIPC”
NYSE symbol
“BIPC”

RISK FACTORS
An investment in the Exchangeable Shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risks incorporated by reference from the Company’s Annual Report, the Partnership’s Annual Report, the Company’s Q3 2021 Interim Report, the Partnership’s Q3 2021 Interim Report and the other information incorporated by reference in this Prospectus Supplement, as updated by the Company’s and the Partnership’s subsequent filings with the SEC, pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, and securities regulatory authorities in Canada, which are incorporated in the Prospectus and in this Prospectus Supplement by reference. The risks and uncertainties described therein and herein are not the only risks and uncertainties we face. In addition, please consider the following risks before making an investment decision:
The use of proceeds from this Offering is not certain.
We intend to use the net proceeds of this Offering, the Concurrent Exchangeable Share Private Placement, the Concurrent BIP Offering and the Concurrent Unit Private Placement to fund an active and advanced pipeline of new investment opportunities, including near-term organic growth capital requirements and for general working capital purposes.
If all or a portion of the proceeds of this Offering, the Concurrent Exchangeable Share Private Placement, the Concurrent BIP Offering or the Concurrent Unit Private Placement are not deployed in a timely manner following each respective closing, or if the returns are lower than the returns we anticipate, the Company may not be able to achieve growth in its distributions in line with its stated goals and the market value of the Exchangeable Shares may decline. The closing of this Offering is conditioned on the substantially simultaneous closing of the Concurrent BIP Offering.
For more information see “Where You Can Find More Information” and “Documents Incorporated By Reference” in this Prospectus Supplement and “Documents Incorporated By Reference” in the Prospectus.

USE OF PROCEEDS
The estimated net proceeds from this Offering to the Company after deducting the Underwriters’ fee and our Company’s expenses of this Offering, estimated at $     , will be approximately $      ($      if the Over-Allotment Option is exercised in full). We intend to use the net proceeds from this Offering, together with the proceeds of the Concurrent Exchangeable Share Private Placement, the Concurrent BIP Offering and the Concurrent Unit Private Placement, to fund an active and advanced pipeline of new investment opportunities, including near-term organic growth capital requirements, and for general working capital purposes.
Management believes we will be able to invest the net proceeds of this Offering, the Concurrent Exchangeable Share Private Placement, the Concurrent BIP Offering and the Concurrent Unit Private Placement within a reasonable period of time. However, the proceeds of this Offering, the Concurrent Exchangeable Share Private Placement, the Concurrent BIP Offering and the Concurrent Unit Private Placement may not be invested in a timely manner following each respective closing and the returns from such use of proceeds may be lower than the returns we anticipate. See “Risk Factors”.

CONSOLIDATED CAPITALIZATION OF THE COMPANY
The following table sets forth the consolidated capitalization of the Company as at: (a) September 30, 2021 on an actual basis; (b) September 30, 2021, as adjusted to give effect to (1) the issuance (the “Exchangeable Share Issuance”) by the Company of 8.1 million Exchangeable Shares in connection with the acquisition (the “IPL Acquisition”) by Brookfield Infrastructure and its institutional partners of Inter Pipeline Ltd. (“IPL”); and (2) the issuance (the “BIPC Exchangeable LP Unit Issuance”) by BIPC Exchange LP (as defined below) of 41,639 BIPC Exchangeable LP Units (asdefined below) in connection with the IPL Acquisition; and (c) September 30, 2021, as adjusted to give effect to (1) the Exchangeable Share Issuance; (2) the BIPC Exchangeable LP Unit Issuance; and (3) this Offering and the Concurrent Exchangeable Share Private Placement, but without giving effect to the use of proceeds therefrom, as though it had occurred on September 30, 2021. The table below should be read together with the detailed information and financial statements incorporated by reference in this Prospectus Supplement, including the unaudited interim condensed and consolidated financial statements of the Company as at and for the three and nine months ended September 30, 2021 incorporated by reference in this Prospectus Supplement. Except as disclosed in this Prospectus Supplement, there have not been any material changes to the share and loan capital of the Company since September 30, 2021.
	As at September 30, 2021
($ millions)	Actual	As Adjusted	As Adjusted(1)
Exchangeable and Class B Shares	$3,539	4,041		$(2)
Non-recourse borrowings	3,577	3,577(3)		3,577(3)
Other liabilities	3,511	3,511		3,511
Equity
Brookfield Infrastructure Partners L.P.	(1,932)	(1,932)		(1,932)(4)
Non-controlling interests — interests of others in consolidated subsidiaries	742	742		742
Total capitalization	$9,437	9,939	$

(1)
After giving effect to this Offering and the Exchangeable Share Private Placement but without giving effect to the use of proceeds therefrom or any exchanges of exchangeable securities. The exact timing and amount of proceeds to be used for the purposes described herein under “Use of Proceeds” are uncertain and would be in combination with other adjustments that cannot presently be calculated.

(2)
Assuming no exercise of the Over-Allotment Option. If the Over-Allotment Option is exercised in full, the “as adjusted” amount for exchangeable share capital would be $    .

(3)
Excludes any indebtedness incurred by the Company since September 30, 2021.

(4)
Assuming no exercise of the BIP Over-Allotment Option. If the BIP Over-Allotment Option is exercised in full, the “as adjusted” amount for limited partners partnership capital would be $ .

CONSOLIDATED CAPITALIZATION OF THE PARTNERSHIP
The following table sets forth the consolidated capitalization of the Partnership as at: (a) September 30, 2021 on an actual basis; (b) September 30, 2021, as adjusted to give effect to (1) the Exchangeable Share Issuance; and (2) the BIPC Exchangeable LP Unit Issuance; and (c) September 30, 2021, as adjusted to give effect to (1) the Exchangeable Share Issuance; (2) the BIPC Exchangeable LP Unit Issuance; (3) the Concurrent BIP Offering and the Concurrent Unit Private Placement; and (4) this Offering and the Concurrent Exchangeable Share Private Placement, but without giving effect to the use of proceeds therefrom, as though each had occurred on September 30, 2021. The table below should be read together with the detailed information and financial statements incorporated by reference in this Prospectus Supplement, including the unaudited interim condensed and consolidated financial statements of the Partnership as at and for the three and nine months ended September 30, 2021 incorporated by reference in this Prospectus Supplement. Except as disclosed in this Prospectus Supplement, there have not been any material changes to the equity and loan capital of the Partnership since September 30, 2021.

	As at September 30, 2021
($ millions)	Actual	As Adjusted	As Adjusted(1)
Corporate borrowings	$3,424	3,424(2)		$3,424(2)
Non-recourse borrowings	26,362	26,362		26,362
Other liabilities	19,285	19,285		19,285
Preferred Shares	20	20		20
Partnership Capital
Limited Partners	4,811	4,811		(3)
General Partner	25	25		25
Non-controlling interest
Redeemable Partnership Units	1,982	1,982
Exchangeable Shares	1,037	1,539		(4)
Exchangeable units(5)	83	86		86
Interest of others in operating subsidiaries	16,285	16,285		16,285
Preferred Units	1,138	1,138		1,138
Total capitalization	$74,452	74,957	$

(1)
After giving effect to the Concurrent BIP Offering, the Concurrent Unit Private Placement and this Offering and the Concurrent Exchangeable Share Private Placement, but without giving effect to the use of proceeds therefrom or any exchanges of exchangeable securities. The exact timing and amount of proceeds to be used for the purposes described herein under “Use of Proceeds” and in the prospectus supplement in respect of the Concurrent BIP Offering are uncertain and would be in combination with other adjustments that cannot presently be calculated.

(2)
Excludes any indebtedness incurred by the Partnership since September 30, 2021.

(3)
Assuming no exercise of the over-allotment option granted to the underwriters of the Concurrent BIP Offering (the “BIP Over-Allotment Option”). If the BIP Over-Allotment Option is exercised in full, the “as adjusted” amount for limited partners partnership capital would be $    .

(4)
Assuming no exercise of the Over-Allotment Option. If the Over-Allotment Option is exercised in full, the “as adjusted” amount for exchangeable share capital of the Company would be $     .

(5)
Includes non-controlling interest attributable to BIP Exchangeable LP Units and BIPC Exchangeable LP Units.

DESCRIPTION OF SHARE CAPITAL
As of November  9, 2021, there were approximately 71 million Exchangeable Shares outstanding (75 million Exchangeable Shares assuming the exchange of all of the BIPC Exchangeable LP Units (as defined below)). Each Exchangeable Share is exchangeable at the option of the holder for one Unit (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of the Company), subject to a call right held by the Partnership. A subsidiary of the Partnership holds all of the Class B Shares, having a 75% voting interest in the Company, and the class C non-voting shares (the “Class C Shares”), which entitle the Partnership to all of the residual value in the Company after payment in full of the amount due to holders of Exchangeable Shares and Class B Shares and subject to the prior rights of holders of preferred shares. Shareholders other than Brookfield hold approximately 88% of the issued and outstanding Exchangeable Shares, and Brookfield holds approximately 12% of the issued and outstanding Exchangeable Shares. Holders of Exchangeable Shares hold an aggregate 25% voting interest in the Company. Brookfield, through its ownership of Exchangeable Shares, holds an approximate 3% voting interest in the Company. Holders of Exchangeable Shares, excluding Brookfield, hold an approximate 22% aggregate voting interest in the Company. Together, Brookfield and Brookfield Infrastructure hold an approximate 78% voting interest in the Company.
See the Company’s Annual Report and “Description of Exchangeable Shares” in the Prospectus for further information regarding the principal rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.
After giving effect to this Offering and the Concurrent Exchangeable Share Private Placement, there will be           Exchangeable Shares outstanding (           Exchangeable Shares assuming the exchange of

all of the BIPC Exchangeable LP Units). After giving effect to this Offering and the Concurrent Exchangeable Share Private Placement (assuming the exercise of the Over-Allotment Option in full), there will be           Exchangeable Shares outstanding (           Exchangeable Shares assuming the exchange of all of the BIPC Exchangeable LP Units).
After giving effect to this Offering and the Concurrent Exchangeable Share Private Placement, Brookfield will own approximately    % of the issued and outstanding Exchangeable Shares (    % if the Over-Allotment Option is exercised in full) and holders of Exchangeable Shares, excluding Brookfield, will own    % of the issued and outstanding Exchangeable Shares (    % if the Over-Allotment Option is exercised in full).
In the third and fourth quarters of 2021, Brookfield Infrastructure Corporation Exchange Limited Partnership (“BIPC Exchange LP”), an indirect subsidiary of the Partnership, issued a total of 4,075,217 class B limited partnership units of BIPC Exchange LP (“BIPC Exchangeable LP Units” and collectively with the BIP Exchangeable LP Units, the “Exchangeable LP Units”) in connection with the IPL Acquisition. Each BIPC Exchangeable LP Unit is exchangeable for one Exchangeable Share. As of November 9, 2021, there were approximately 3,808,366 BIPC Exchangeable LP Units outstanding.
DESCRIPTION OF PARTNERSHIP CAPITAL
As of November 9, 2021, there were 295,710,251 Units outstanding (417,663,243 Units assuming the exchange of all of Brookfield’s RPUs and 493,656,016 Units on a fully-exchanged basis (assuming the exchange of all RPUs, BIP Exchangeable LP Units (as defined below), Exchangeable Shares and BIPC Exchangeable LP Units (as defined below))), 4,989,265 Class A Preferred Units, Series 1, 4,989,262 Class A Preferred Units, Series 3, 11,979,750 Class A Preferred Units, Series 7, 7,986,595 Class A Preferred Units, Series 9, 9,936,190 Class A Preferred Units, Series 11, 8,000,000 Class A Preferred Units, Series 13 and 8,000,000 Class A Preferred Units, Series 14 outstanding, and no Class A Preferred Units, Series 2, Class A Preferred Units, Series 4, Class A Preferred Units, Series 8, Class A Preferred Units, Series 10, Class A Preferred Units, Series 12 and Class A Preferred Units, Series 15 outstanding. The RPUs are subject to a redemption-exchange mechanism pursuant to which Units may be issued in exchange for RPUs on a one for one basis. See the Partnership’s Annual Report and “Description of Limited Partnership Units” in the Prospectus for further information regarding the principal rights, privileges, restrictions and conditions attaching to the Units. After giving effect to this Offering, the Concurrent Exchangeable Share Private Placement the Concurrent BIP Offering and the Concurrent Unit Private Placement, there will be                 Units outstanding (                 Units on a fully-exchanged basis). After giving effect to this Offering, the Concurrent Exchangeable Share Private Placement, the Concurrent BIP Offering and the Concurrent Unit Private Placement (assuming the exercise of the Over-Allotment Option and the BIP Over-Allotment Option in full), there will be                 Units outstanding (                 Units on a fully exchanged basis).
Brookfield now owns approximately 27% of the Partnership on a fully-exchanged basis and the remaining approximate 73% is held by public investors. After giving effect to this Offering, the Concurrent Exchangeable Share Private Placement, the Concurrent BIP Offering and the Concurrent Unit Private Placement, Brookfield will own approximately    % of the Partnership on a fully-exchanged basis (approximately    % if the Over-Allotment Option and the BIP Over-Allotment Option are exercised in full). See our Annual Report and “Description of Limited Partnership Units ” in the Prospectus for further information regarding the principal rights, privileges, restrictions and conditions attaching to the Units.
On October 16, 2018, Brookfield Infrastructure Partners Exchange LP (“Exchange LP”), a subsidiary of the Partnership, issued 5,726,170 exchangeable limited partnership units of Exchange LP (“BIP Exchangeable LP Units”) in connection with the privatization of Enercare Inc. Each BIP Exchangeable LP Unit is exchangeable for one Unit. On March 31, 2020, each holder of BIP Exchangeable LP Units received one additional BIP Exchangeable LP Unit for every nine BIP Exchangeable LP Units held in connection with a unit split by way of a subdivision of the BIP Exchangeable LP Units. As of November 9, 2021, there were 987,106 BIP Exchangeable LP Units outstanding.
Each Exchangeable Share is exchangeable at the option of the holder for one Unit (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of the Company), subject to a call right held by the Partnership. As of November 9, 2021, there were approximately 71,197,301 Exchangeable Shares outstanding.
CONCURRENT EXCHANGEABLE SHARE PRIVATE PLACEMENT
Prior to the completion of this Offering and the Concurrent Exchangeable Share Private Placement, Brookfield owns approximately 12% of the outstanding Exchangeable Shares.
The Company has entered into a subscription agreement with BIC setting forth the terms and conditions of the Concurrent Exchangeable Share Private Placement pursuant to which BIC will purchase       Exchangeable Shares at $      per Exchangeable Share, representing the Offering Price per Exchangeable Share net of the Underwriters’ fee, for proceeds to the Company of approximately $      . The Underwriters will not receive any fees or commission on the Exchangeable Shares purchased by BIC.
After giving effect to this Offering and the Concurrent Exchangeable Share Private Placement, Brookfield will own      Exchangeable Shares which, together with Brookfield’s existing ownership of Exchangeable Shares, will represent approximately    % of the outstanding Exchangeable Shares (approximately    % if the BIPC Over-Allotment Option is exercised in full).
Neither the Prospectus nor this Prospectus Supplement qualifies the distribution of the Exchangeable Shares to be issued pursuant to the Concurrent Exchangeable Share Private Placement. The Exchangeable Shares to be issued pursuant to the Concurrent Exchangeable Share Private Placement will be subject to a statutory hold period. The Concurrent Exchangeable Share Private Placement is subject to a number of conditions, including completion of definitive documentation and the concurrent closing of this Offering. The Concurrent Exchangeable Share Private Placement provides for the issuance of Exchangeable Shares representing less than 10% of the outstanding Exchangeable Shares and therefore does not require disinterested shareholder approval.
CONCURRENT UNIT PRIVATE PLACEMENT
Prior to the completion of the Concurrent BIP Offering and the Concurrent Unit Private Placement, Brookfield owns an approximate 29% interest in the Partnership, assuming the exchange of all of Brookfield’s RPUs.
Brookfield Infrastructure has entered into a subscription agreement with BIC setting forth the terms and conditions of the Concurrent Unit Private Placement pursuant to which BIC will purchase      RPUs at $      per RPU, representing the offering price per Unit for the Concurrent BIP Offering net of underwriting commissions payable by the Partnership, for proceeds to Brookfield Infrastructure of approximately $      . The underwriters of the Concurrent BIP Offering will not receive any fees or commission on the RPUs purchased by BIC.
After giving effect to the Concurrent BIP Offering and the Concurrent Unit Private Placement, Brookfield will own      RPUs which, together with Brookfield’s existing interests in the Partnership, will represent a    % interest in the Partnership assuming the exchange of all of Brookfield’s RPUs (approximately    % if the BIP Over-Allotment Option is exercised in full).
Neither the Prospectus nor this Prospectus Supplement qualifies the distribution of the RPUs to be issued pursuant to the Concurrent Unit Private Placement. The RPUs to be issued pursuant to the Concurrent Unit Private Placement will be subject to a statutory hold period. The Concurrent Unit Private Placement is subject to a number of conditions, including completion of definitive documentation and the concurrent closing of the Concurrent BIP Offering. The Concurrent Unit Private Placement provides for the issuance of RPUs representing less than 10% of the outstanding Units, assuming the exchange of all of Brookfield’s RPUs, and therefore does not require disinterested unitholder approval.
PRIOR SALES
In connection with the IPL Acquisition, in the third and fourth quarters of 2021 the Company issued a total of 25,990,103 Exchangeable Shares for C$80.00 per Exchangeable Share and BIPC Exchange LP issued a total of 4,075,217 BIPC Exchangeable LP Units for consideration equivalent to C$ 80.00 per BIPC Exchangeable LP Unit.
In the 12-month period before the date of this Prospectus Supplement, the Partnership made the following issuances of Units:
(a)
on December 31, 2020, in connection with the reinvestment of distributions, the Partnership issued 41,153 Units pursuant to its distribution reinvestment plan (the “Distribution Reinvestment Plan”) at a purchase price of $50.0294 per Unit;

(b)
on March 31, 2021, in connection with the reinvestment of distributions, the Partnership issued 54,458 Units pursuant to its Distribution Reinvestment Plan at a purchase price of $53.4673 per Unit;

(c)
on June 30, 2021, in connection with the reinvestment of distributions, the Partnership issued 58,247 Units pursuant to its Distribution Reinvestment Plan at a purchase price of $54.1825 per Unit;

(d)
on September 30, 2021, in connection with the reinvestment of distributions, the Partnership issued 60,225 Units pursuant to its Distribution Reinvestment Plan at a purchase price of $55.3574 per Unit;

(e)
during the 12-month period before the date of this Prospectus Supplement, in connection with the exchange of BIP Exchangeable LP Units, the Partnership issued 105,816 Units;(1)

(f)
during the 12-month period before the date of this Prospectus Supplement, in connection with the exchange of Exchangeable Shares, the Partnership issued 30,278 Units;(1) and

(g)
during the 12-month period before the date of this Prospectus Supplement, in connection with the exchange of BIPC Exchangeable LP Units, the Company issued 266,851 Exchangeable Shares.(1)

(1)
This does not include the price information for the Units distributed because these Units were distributed pursuant to an exchange.

RIGHTS AGREEMENT
The table below sets forth information regarding beneficial ownership of Units by Brookfield as of September 30, 2021. Brookfield has entered into that certain Rights Agreement dated March 31, 2020, with Wilmington Trust, National Association, as rights agent, pursuant to which Brookfield has agreed that, until March 31, 2025, in the event that, on the applicable specified exchange date with respect to any subject Exchangeable Shares, (i) the Company has not satisfied its obligations under the Company’s articles by delivering the Unit amount or its cash equivalent amount and (ii) the Partnership has not, upon its election in its sole and absolute discretion, acquired such subject Exchangeable Share from the holder thereof and delivered the Unit amount or the cash equivalent amount, Brookfield will satisfy, or cause to be satisfied, the obligations pursuant to the Company’s articles to exchange such subject Exchangeable Shares for the Unit amount or its cash equivalent. If Brookfield satisfies the exchange obligation, it will acquire Exchangeable Shares. See Item 10.B “Memorandum and Articles of Association — Description of Our Share Capital — Exchangeable Shares — Exchange by Holder” and Item 7.B “Related Party Transactions — Relationship with Brookfield — Rights Agreement” in the Company’s Annual Report.
Selling BIP Unitholder	Units Beneficially Owned(1)	Percentage of Units Outstanding(2)	Maximum Number of Units Offered Hereby That May Be Delivered upon Exchange of Exchangeable Shares(4)	Percentage after Maximum Number of Units are Delivered upon Exchange(5)
Brookfield Asset Management Inc.(3)	130,877,830	31%		%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Units relating to securities currently exercisable or exercisable within sixty (60) days of the date of this table are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

(2)
The percentage shown is based on 296,699,945 Units outstanding as of September 30, 2021 and an aggregate of 130,877,830 additional Units upon exchange of all of the RPUs and Exchangeable Shares held by Brookfield.

(3)
Brookfield may be deemed to be the beneficial owner of 130,877,830 Units that it holds through wholly-owned subsidiaries, constituting approximately 30,7% of the issued and outstanding Units, assuming that all of the RPUs and Exchangeable Shares held by Brookfield are exchanged for Units. This amount includes 249,645 Units beneficially held directly or indirectly by Brookfield. The business address of Brookfield is Brookfield Place, 181 Bay Street, Suite 300, Toronto, Ontario M5J 2T3.

(4)
Includes 3,851,365 BIPC Exchangeable LP Units outstanding as at September 30,2021, which are exchangeable into Exchangeable Shares, which may subsequently be exchanged into Units.

(5)
The percentage shown assumes that all exchange requests of Exchangeable Shares are satisfied in reliance on the secondary exchange rights and no Units are delivered by the Company or the Partnership in satisfaction of exchange requests on the Exchangeable Shares. The Company and the Partnership currently intend to satisfy any exchange requests on the Exchangeable Shares through the delivery of Units rather than cash.

For a description of the Partnership’s and the Company’s relationship with Brookfield as well as potential conflicts of interest (and the methods for resolving them) and other material considerations arising from the Company’s and the Partnership’s relationship with Brookfield, please see Item 7.B “Related Party Transactions — Relationship with Brookfield” in the Company’s Annual Report, and Item 7.B “Related Party Transactions — Relationship with Brookfield” in the Partnership’s Annual Report.
UNDERWRITING (CONFLICTS OF INTEREST)
RBC Dominion Securities Inc., BMO Nesbitt Burns Inc., CIBC World Markets Inc., National Bank Financial Inc. and Wells Fargo Securities Canada, Ltd. are acting as joint book-running managers of the Offering and as representatives (the “Representatives”) of the underwriters named below (the “Underwriters”). Subject to the terms and conditions stated in the Underwriting Agreement, dated the date of this Prospectus Supplement, among us and the Underwriters (the “Underwriting Agreement”), each Underwriter named below has severally agreed to purchase, and we have agreed to sell to that Underwriter, at the public offering price less the Underwriters’ fee set forth on the cover page of this Prospectus Supplement, the number of Exchangeable Shares set forth opposite the Underwriter’s name in the following table:
Underwriter	Number of Exchangeable Shares
RBC Dominion Securities Inc.
BMO Nesbitt Burns Inc.
CIBC World Markets Inc.
National Bank Financial.
Wells Fargo Securities Canada, Ltd.
Total
The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Offered Exchangeable Shares are subject to approval of legal matters by counsel and to other conditions. The Underwriters are obligated to purchase all the Offered Exchangeable Shares (other than those covered by the Over-Allotment Option described below) if they purchase any of the Offered Exchangeable Shares.
Offered Exchangeable Shares sold by the Underwriters to the public will initially be offered at the Offering Price. The Offering Price was determined based upon arm’s length negotiations between us and the Underwriters. After a reasonable effort has been made to sell all of the Offered Exchangeable Shares at the Offering Price, the Underwriters may subsequently reduce and thereafter change, from time to time, the price at which the Offered Exchangeable Shares are offered, provided that the Offered Exchangeable Shares are not at any time offered at a price greater than the Offering Price, and the compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Offered Exchangeable Shares is less than the gross proceeds paid by the Underwriters.
Offered Exchangeable Shares sold by the Underwriters to the public will initially be offered at the Offering Price. The Offering Price was determined based upon arm’s length negotiations between us and the Underwriters. After a reasonable effort has been made to sell all of the Offered Exchangeable Shares at the Offering Price, the Underwriters may subsequently reduce and thereafter change, from time to time, the price at which the Offered Exchangeable Shares are offered, provided that the Offered Exchangeable Shares are not at any time offered at a price greater than the Offering Price, and the compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Offered Exchangeable Shares is less than the gross proceeds paid by the Underwriters.
We have granted to the Underwriters the Over-Allotment Option, exercisable until the date 30 days from the closing of the Offering, to purchase up to                 Exchangeable Shares on the same terms set forth above solely to cover over-allotments, if any, and for market stabilization purposes. To the extent the Over-Allotment Option is exercised, each Underwriter must purchase a number of Exchangeable Shares approximately proportionate to that Underwriter’s initial purchase commitment.
Neither the Company, the Partnership, nor any of their respective subsidiaries will, nor will any of them announce any intention to, directly or indirectly for a period ending 60 days after the date hereof without the prior written consent of the Representatives, acting reasonably, (i) offer or sell, or enter into an agreement to offer or sell any Exchangeable Shares, other securities of the Company or securities of the Partnership, or securities convertible into, exchangeable for, or otherwise exercisable into, any Exchangeable Shares, Units or other securities of the Company or the Partnership (other than (a) the issuance of Exchangeable Shares pursuant to the Concurrent Exchangeable Share Private Placement; (b) the issuance of Units pursuant to the Concurrent BIP Offering; (c) the issuance of RPUs pursuant to the Concurrent Unit Private Placement; (d) the issuance of Exchangeable Shares pursuant to the Over-Allotment Option and the issuance of Units pursuant to the BIP Over-Allotment Option; (e) for purposes of directors’, officers’ or employee incentive plans; (f) pursuant to the Distribution Reinvestment Plan; (g) to satisfy existing instruments of the Company or the Partnership or their respective subsidiaries issued at the date of this Prospectus Supplement; (h) Exchangeable Shares or Units issued in connection with an arm’s- length acquisition, merger, consolidation or amalgamation with any company or companies as long as the party receiving such Exchangeable Shares or Units agrees to be similarly restricted; (i) the issuance of Units pursuant to the exchange, redemption or acquisition of Exchangeable Shares or RPUs that are outstanding as of the date hereof or that are issuable in connection with this Offering, the Concurrent Exchangeable Share Private Placement or the Concurrent Unit Private Placement (or the filing of any registration statement in respect thereof); (j) the issuance of Units pursuant to the exchange of Exchangeable LP Units that are outstanding as of the date hereof; (k) the issuance of Exchangeable Shares pursuant to the exchange of BIPC Exchangeable LP Units that are outstanding as of the date hereof, and the issuance of any Units that are issuable pursuant to the exchange, redemption or acquisition of such Exchangeable Shares; (l) debt securities or preferred limited partnership units or preferred shares not convertible into Exchangeable Shares or Units); and (m) a transfer by the Company or the Partnership to an affiliate of any securities of the Company or the Partnership or securities convertible into, exchangeable for, or otherwise exercisable into securities of the Company or the Partnership), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Exchangeable Shares or Units. Each of BIC and Brookfield Asset Management Inc. will also agree to restrictions similar to those enumerated above in respect Exchangeable Shares, other securities of the Company or securities of the Partnership, or securities convertible into, exchangeable for, or otherwise exercisable into, any Exchangeable Shares, Units or other securities of the Company or the Partnership.
The Exchangeable Shares are listed for trading under the symbol “BIPC” on the TSX and “BIPC” on the NYSE. The Company has applied to list the Offered Exchangeable Shares on the TSX and the NYSE. The listing of the Offered Exchangeable Shares on the TSX and the NYSE will be subject to our Company fulfilling all the listing requirements of the TSX and the NYSE, respectively.
The table below shows the public offering price, underwriting fee and proceeds before expenses to us, on a per Exchangeable Share basis and assuming both no exercise and full exercise of the Over-Allotment Option.
	Per Exchangeable Share	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Public offering price	$	$	$
Underwriting fee	$	$	$
Proceeds, before expenses, to us	$	$	$

The expenses of the Offering, not including the Underwriters’ fee, are estimated to be $      and are payable by us. See “Expenses.”
The Offering is being made concurrently in each of the provinces and territories of Canada and in the United States. Each of the Underwriters will offer the Offered Exchangeable Shares for sale in the United States and Canada either directly or through their respective broker-dealer affiliates or agents registered in each jurisdiction. Subject to applicable law and the terms of the Underwriting Agreement, the Underwriters may offer the Offered Exchangeable Shares outside the United States and Canada.
In connection with the Offering, the Underwriters may purchase and sell Exchangeable Shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the Over-Allotment Option, and stabilizing purchases.
•
Short sales involve secondary market sales by the Underwriters of a greater number of Exchangeable Shares than they are required to purchase in the Offering.

•
“Covered” short sales are sales of Exchangeable Shares in an amount up to the number of Exchangeable Shares represented by the Underwriters’ Over-Allotment Option.

•
“Naked” short sales are sales of Exchangeable Shares in an amount in excess of the number of Exchangeable Shares represented by the Underwriters’ Over-Allotment Option.

•
Covering transactions involve purchases of Exchangeable Shares either pursuant to the Underwriters’ Over-Allotment Option or in the open market after the distribution has been completed in order to cover short positions.

•
To close a naked short position, the Underwriters must purchase Exchangeable Shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Exchangeable Shares in the open market after pricing that could adversely affect investors who purchase in the Offering.

•
To close a covered short position, the Underwriters must purchase Exchangeable Shares in the open market after the distribution has been completed or must exercise the Over-Allotment Option. In determining the source of Exchangeable Shares to close the covered short position, the Underwriters will consider, among other things, the price of Exchangeable Shares available for purchase in the open market as compared to the price at which they may purchase Exchangeable Shares through the Over-Allotment Option.

•
Stabilizing transactions involve bids to purchase Exchangeable Shares so long as the stabilizing bids do not exceed a specified maximum.

The Underwriters also may impose a penalty bid. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Underwriters, in covering short positions or making stabilizing purchases, repurchase Exchangeable Shares originally sold by that syndicate member.
Purchases to cover short positions and stabilizing purchases, as well as other purchases by the Underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Exchangeable Shares. They may also cause the price of the Exchangeable Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The Underwriters may conduct these transactions on the NYSE, TSX, in the over-the-counter market or otherwise. If the Underwriters commence any of these transactions, they may discontinue them at any time.
Conflicts of Interest
Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Brookfield Infrastructure or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of Brookfield Infrastructure or its affiliates. If any of the Underwriters or their affiliates has a lending relationship with Brookfield Infrastructure, certain of those Underwriters or their affiliates routinely hedge, and certain other of those Underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in the securities of Brookfield Infrastructure, including potentially the Exchangeable Shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Exchangeable Shares offered hereby. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
      , a broker-dealer registered with the Financial Industry Regulatory Authority, Inc. (“FINRA”) and an affiliate of the Company, is participating as an underwriter in this offering of Exchangeable Shares. Accordingly,      has a “conflict of interest” as defined in FINRA Rule 5121(f)(5)(B), and any offerings made by means of this prospectus will be conducted in compliance with Rule 5121. In general, under FINRA Rule 5121, a Qualified Independent Underwriter will not be necessary for these offerings pursuant to FINRA Rule 5121(a)(1)(B), as the Company is offering securities which have a bona fide public market for purposes of Rule 5121. No underwriter having a Rule 5121 conflict of interest will be permitted under Rule 5121 to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.
We expect that delivery of the Offered Exchangeable Shares will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which in the United States will be the third business day following the date of this prospectus supplement (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, U.S. purchasers who wish to trade the Offered Exchangeable Shares prior to the delivery date will be required, by virtue of the fact that the notes initially will settle in T+3 (in the United States), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should consult their own advisor(s).
We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area, (each a “Member State”) no offer of the Exchangeable Shares which are the subject of the offering has been, or will be, made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:
a)
to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) subject to obtaining the prior consent of the representatives for any such offer; or

c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the Exchangeable Shares referred to in (a) to (c) above shall result in a requirement for us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person located in a Member State to whom any offer of our Exchangeable Shares is made or who receives any communication in respect of an offer of our Exchangeable Shares, or who initially acquires any of our Exchangeable Shares will be deemed to have represented, warranted, acknowledged, and agreed to and with each representative and us that (1) it is a “qualified investor” within the meaning of Article 2(e) of the

Prospectus Regulation; and (2) in the case of any Exchangeable Shares being offered to or acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Regulation, the Exchangeable Shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Exchangeable Shares to the public other than their offer or resale in any Member State to qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the representatives has been given to the offer or resale.
We, the representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments, and agreements.
This Prospectus Supplement has been prepared on the basis that any offer of our Exchangeable Shares in any Member State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Member State of our Exchangeable Shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us, the selling shareholders, or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the representatives have authorized, nor do they authorize, the making of any offer of our Exchangeable Shares in circumstances in which an obligation arises for us or the representatives to publish a prospectus for such offer.
For the purposes of this provision, the expression an “offer of our Exchangeable Shares to the public” in relation to any of our Exchangeable Shares in any Member State means the communication in any form and by any means; presenting sufficient information on the terms of the offer and our Exchangeable Shares to be offered so as to enable an investor to decide to purchase or subscribe our Exchangeable Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors ” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order (2005, as amended, or the Order and or (ii)  who are high -net -worth bodies corporate, unincorporated associations and partnerships and trustees of high-value trusts (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons"). This Prospectus Supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged or will be lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this Offering. This Prospectus Supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the Exchangeable Shares may only be made to persons (the “Exempt Investors”), who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act; so that it is lawful to offer the Exchangeable Shares without disclosure to investors under Chapter 6D of the Corporations Act.
The Exchangeable Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this Offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Exchangeable Shares must observe such Australian on-sale restrictions.
This Prospectus Supplement contains general information only and does not take into account the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this Prospectus Supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Germany
Each person who is in possession of this Prospectus Supplement is aware that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz, the “Act”) of the Federal Republic of Germany has been or will be published with respect to our Exchangeable Shares. In particular, the underwriters have represented that they have not engaged and have agreed that they will not engage in a public offering (offentliches Angebot) within the meaning of the Act with respect to any of our Exchangeable Shares otherwise then in accordance with the Act and all other applicable legal and regulatory requirements.
This Offering does not constitute an offer to buy or the solicitation or an offer to sell the Exchangeable Shares in any circumstances in which such offer or solicitation is unlawful.
Notice to Prospective Investors in Hong Kong
The Exchangeable Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Exchangeable Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Exchangeable Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in the Netherlands
Our Exchangeable Shares may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to, individuals or legal entities situated in the Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institution, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities; hereinafter, “Professional Investors”); provided that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of our Exchangeable Shares is publicly announced (whether electronically or otherwise) in the Netherlands it is stated that such offer is and will be exclusively made to such Professional Investors. Individual or legal entities who are not Professional Investors may not participate in the offering of our

Exchangeable Shares, and this prospectus or any other offering material relating to our Exchangeable Shares may not be considered an offer or the prospect of an offer to sell or exchange our Exchangeable Shares.
Notice to Prospective Investors in Switzerland
This Prospectus Supplement is not intended to constitute an offer or solicitation to purchase or invest in the Exchangeable Shares. The Exchangeable Shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Exchangeable Shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the Exchangeable Shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the Exchangeable Shares may be publicly distributed or otherwise made publicly available in Switzerland.
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
This summary discusses certain material United States federal income tax considerations relating to the ownership and disposition of Exchangeable Shares acquired pursuant to the Offering. This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), on the regulations promulgated thereunder (“Treasury Regulations”), and on published administrative rulings, judicial decisions, and other applicable authorities, all as in effect on the date hereof and all of which are subject to change at any time, possibly with retroactive effect. This summary should be read in conjunction with the discussion of the principal U.S. federal income tax considerations associated with the operations of the Partnership and the purchase, ownership, and disposition of Units set forth in Item 10.E “Taxation — Certain Material U.S. Federal Income Tax Considerations” and Item 3.D “Risk Factors — Risks Related to Taxation” in the Partnership’s Annual Report. The following discussion is limited as described in Item 10.E “Taxation — Certain Material U.S. Federal Income Tax Considerations” in the Partnership’s Annual Report and as described herein. This summary is necessarily general and may not apply to all categories of investors, some of whom may be subject to special rules, including, without limitation, persons that own (directly, indirectly or constructively, applying certain attribution rules) 10% or more of the equity interests (by vote or value) of the Company, dealers in securities or currencies, financial institutions or financial services entities, mutual funds, life insurance companies, persons that hold Exchangeable Shares as part of a straddle, hedge, constructive sale or conversion transaction with other investments, U.S. Holders whose functional currency is not the U.S. dollar, persons who have elected mark-to-market accounting, persons who hold Exchangeable Shares through a partnership or other entity treated as a pass-through entity for U.S. federal income tax purposes, persons for whom the Exchangeable Shares are not a capital asset, persons who are liable for the alternative minimum tax, certain U.S. expatriates or former long-term residents of the United States, and persons who are subject to special tax accounting rules under Section 451(b) of the Code. This summary does not address the consequences to U.S. Holders who receive distributions on Exchangeable Shares other than in U.S. dollars. Except as otherwise specifically provided herein, this summary does not address any tax consequences to holders of Units of the Partnership. The actual tax consequences of the ownership and disposition of Exchangeable Shares may vary depending on your individual circumstances.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Exchangeable Shares acquired pursuant to the Offering that is for U.S. federal tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) that is subject to the primary supervision of a court within the United States and all substantial decisions of which one or more U.S. persons have the authority to control or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
A “Non-U.S. Holder” is a beneficial owner of Exchangeable Shares acquired pursuant to the Offering, other than a U.S. Holder or an entity classified as a partnership or other fiscally transparent entity for U.S. federal tax purposes.
If a partnership holds Exchangeable Shares, the tax treatment of a partner of such partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold Exchangeable Shares should consult their own tax advisers.

This discussion does not constitute tax advice and is not intended to be a substitute for tax planning. You should consult your own tax adviser concerning the U.S. federal, state and local income tax consequences particular to your ownership and disposition of Exchangeable Shares, as well as any tax consequences under the laws of any other taxing jurisdiction.
Partnership Status of the Partnership and the Holding LP
Each of the Partnership and the Holding LP has made a protective election to be classified as a partnership for U.S. federal tax purposes. An entity that is treated as a partnership for U.S. federal tax purposes generally incurs no U.S. federal income tax liability. Instead, each partner is generally required to take into account its allocable share of items of income, gain, loss, deduction, or credit of the partnership in computing its U.S. federal income tax liability, regardless of whether cash distributions are made. Distributions of cash by a partnership to a partner generally are not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest.
An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership”, unless an exception applies. The Partnership is publicly traded. However, an exception, referred to as the “Qualifying Income Exception”, exists with respect to a publicly traded partnership if (i) at least 90% of such partnership’s gross income for every taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the Investment Company Act of 1940 if it were a U.S. corporation. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.
We understand that the general partner of the Partnership intends to manage the affairs of the Partnership and the Holding LP so that the Partnership will meet the Qualifying Income Exception in each taxable year. Accordingly, we understand that the general partner of the Partnership believes that the Partnership will be treated as a partnership and not as a corporation for U.S. federal income tax purposes.
The remainder of this summary assumes that the Partnership and the Holding LP will be treated as partnerships for U.S. federal tax purposes.
Characterization of the Exchangeable Shares
The U.S. federal income tax consequences for holders of Exchangeable Shares relating to the ownership and disposition of Exchangeable Shares will depend, in part, on whether the Exchangeable Shares are, for U.S. federal income tax purposes, treated as stock of the Company and not as interests in the Partnership. We intend to take the position and believe that the Exchangeable Shares are properly characterized as stock of the Company for U.S. federal income tax purposes. However, the treatment of the Exchangeable Shares as stock of the Company is not free from doubt, as there is no direct authority regarding the proper U.S. federal income tax treatment of securities similar to the Exchangeable Shares. If the Exchangeable Shares are not treated as stock of the Company and are instead treated as Units of the Partnership, then a holder of Exchangeable Shares generally would be expected to be taxed in the same manner as a holder of Units. The remainder of this summary assumes that the Exchangeable Shares will be treated as stock of the Company for U.S. federal income tax purposes.
Consequences to U.S. Holders
Ownership and Disposition of Exchangeable Shares
Taxation of Distributions.   Subject to the discussion below under the heading “— Passive Foreign Investment Company Considerations”, the gross amount of a distribution paid to a U.S. Holder with respect to Exchangeable Shares (including amounts withheld to pay Canadian withholding taxes) will be included in such holder’s gross income as a dividend to the extent paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of a distribution exceeds the Company’s current and accumulated earnings and profits, it will be treated first as a tax-free return of a U.S. Holder’s tax basis in its Exchangeable Shares, and to the extent the amount of the distribution exceeds such U.S. Holder’s tax basis, the excess will be taxed as capital gain.
Dividends received by individuals and other non-corporate U.S. Holders of Exchangeable Shares traded on the NYSE generally will be subject to tax at preferential rates applicable to long-term capital gains, provided that such holders meet certain holding period and other requirements and the Company is not treated as a passive foreign investment company (“PFIC”) for the taxable year in which the dividend is paid or for the preceding taxable year. Dividends on Exchangeable Shares generally will not be eligible for the dividends-received deduction allowed to corporations. U.S. Holders should consult their tax advisers regarding the application of the relevant rules to their particular circumstances.
Dividends paid by the Company generally will constitute foreign-source income for foreign tax credit limitation purposes. A U.S. Holder may be entitled to deduct or credit any Canadian withholding taxes on dividends in determining its U.S. income tax liability, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of such U.S. Holder’s foreign taxes for a particular tax year). The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividends distributed by the Company with respect to Exchangeable Shares generally will constitute “passive category income”. The rules governing the foreign tax credit are complex. U.S. Holders should consult their tax advisers regarding the availability of the foreign tax credit under their particular circumstances.
Sale, Redemption, Exchange, or Other Disposition of Exchangeable Shares.   Subject to the discussion below under the headings “— Exercise of the Partnership Call Right” and “— Passive Foreign Investment Company Considerations”, a U.S. Holder generally will recognize capital gain or loss upon a sale, redemption, exchange at the request of the holder (other than a redemption or exchange that is treated as a distribution, as discussed below), or other taxable disposition of Exchangeable Shares equal to the difference between the amount realized upon the disposition and such holder’s adjusted tax basis in the shares so disposed. The amount realized will equal the amount of cash, if any, plus the fair market value of any property (such as Units) received. Any such capital gain or loss will be long-term capital gain or loss if such holder’s holding period for the Exchangeable Shares exceeds one year at the time of disposition. Gain or loss recognized by a U.S. Holder generally will be treated as U.S.-source gain or loss for foreign tax credit limitation purposes. Long-term capital gains of non-corporate U.S. Holders generally are taxed at preferential rates. The deductibility of capital losses is subject to limitations.
The U.S. federal income tax consequences described in the preceding paragraph should also apply to a U.S. Holder (i) whose exchange request is satisfied by the delivery of cash or Units by Brookfield pursuant to the rights agreement between Brookfield Asset Management Inc. and Wilmington Trust, National Association, or (ii) whose exchange request is satisfied by the delivery of cash by the Partnership pursuant to the exercise of the Partnership Call Right (as defined below). For the U.S. federal income tax consequences to a U.S. Holder whose exchange request is satisfied by the delivery of Units pursuant to the Partnership’s exercise of the Partnership Call Right, see the discussion below under the heading “— Exercise of the Partnership Call Right”. The U.S. federal income tax consequences to a U.S. Holder whose exchange request is satisfied by the delivery of cash or Units by the Company is described in the following paragraph.
A redemption or exchange of Exchangeable Shares satisfied by the Company will be treated as a sale or exchange as described above if such redemption or exchange is (i) in “complete redemption” of the U.S. Holder’s equity interest in the Company (within the meaning of Section 302(b)(3) of the Code), (ii) a “substantially disproportionate” redemption of stock (within the meaning of Section 302(b)(2) of the Code), or (iii) “not essentially equivalent to a dividend” (within the meaning of Section 302(b)(1) of the Code). In determining whether any of these tests has been met with respect to the redemption or exchange of the Exchangeable Shares, you may be required to take into account not only the Exchangeable Shares and other equity interests in the Company that you actually own but also other equity interests in the Company that you constructively own within the meaning of Section 318 of the Code. If you own (actually or constructively) only an insubstantial percentage of the total equity interests in the Company and exercise no control over the Company’s corporate affairs, you may be entitled to sale or exchange treatment on a redemption or exchange of the Exchangeable Shares if you experience a reduction in your equity interest in the Company (taking into account any constructively owned equity interests) as a result of the redemption or exchange. If you meet none of the alternative tests of Section 302(b) of the Code, the redemption or exchange will be treated as a distribution subject to the rules described above under “— Taxation of Distributions”. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular U.S. Holder of Exchangeable Shares will depend upon the facts and circumstances as of the time the determination is made, each U.S. Holder should consult its tax adviser regarding the tax treatment of a redemption or exchange.
In the event that a redemption or exchange is properly treated as a distribution, the amount of the distribution will be equal to the amount of cash and the fair market value of property received (such as Units) without any offset for a U.S. Holder’s tax basis in the Exchangeable Shares. In such case, any tax basis in the redeemed or exchanged Exchangeable Shares would be transferred to a U.S. Holder’s remaining Exchangeable Shares.
Exercise of the Partnership Call Right.   The Partnership has the right to acquire Exchangeable Shares directly from a shareholder under certain circumstances in exchange for Units or cash (the “Partnership Call Right”). For the U.S. federal income tax consequences to a U.S. Holder of the exchange of Exchangeable Shares for cash pursuant to the exercise of the Partnership Call Right, see the discussion above under “— Sale, Redemption, Exchange, or Other Disposition of Exchangeable Shares.”
The U.S. federal income tax consequences to a U.S. Holder of the exchange of Exchangeable Shares for Units pursuant to the exercise of the Partnership Call Right will depend in part on whether the exchange qualifies as tax-free under Section 721(a) of the Code. For the exchange to so qualify, the Partnership (i) must be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and (ii) must not be treated as an investment company for purposes of Section 721(b) of the Code. With respect to the classification of the Partnership as a partnership, see the discussion above under “— Partnership Status of the Partnership and Holding LP”.
Section 721(b) of the Code provides that Section 721(a) of the Code will not apply to gain realized on a transfer of property to a partnership which would be treated as an investment company (within the meaning of Section 351 of the Code) if the partnership were incorporated. Under Section 351 of the Code and the Treasury Regulations thereunder, a transfer of property will be considered a transfer to an investment company only if (i) the transfer results, directly or indirectly, in “diversification” of the transferor’s interests, and (ii) the transferee is a regulated investment company, a real estate investment trust, or a corporation more than 80% of the value of whose assets are held for investment and (subject to certain exclusions) are stock or securities, as defined in Section 351(e) of the Code. For purposes of this determination, the stock and securities of a corporate subsidiary are disregarded and the parent corporation is treated as owning its ratable share of the subsidiary’s assets if the parent corporation owns 50% or more of the subsidiary corporation’s stock by voting power or value. The Treasury Regulations also provide that whether an entity is an investment company ordinarily will be determined by reference to the circumstances in existence immediately after the transfer in question. However, where circumstances change thereafter pursuant to a plan in existence at the time of the transfer, this determination will be made by reference to the later circumstances.
Based on the shareholders’ rights in the event of the liquidation or dissolution of the Company (or the Partnership) and the terms of the Exchangeable Shares, which are intended to provide an economic return equivalent to the economic return on the Units (including identical distributions), and taking into account the expected relative values of the Partnership’s assets and its ratable share of the assets of its subsidiaries for the foreseeable future, we understand that the general partner of the Partnership currently does not expect a U.S. Holder’s transfer of Exchangeable Shares in exchange for Units pursuant to the Partnership’s exercise of the Partnership Call Right to be treated as a transfer of property to an investment company within the meaning of Section 721(b) of the Code. Thus, we understand that the general partner of the Partnership currently expects such exchange to qualify as tax-free under Section 721(a) of the Code. However, no definitive determination can be made as to whether any such future exchange will qualify as tax-free under Section 721(a) of the Code, as this will depend on the facts and circumstances at the time of the exchange. Many of these facts and circumstances are not within the control of the Partnership, and no assurance can be provided as to the position, if any, taken by the general partner of the Partnership with regard to the U.S. federal income tax treatment of any such exchange. Nor can any assurance be given that the IRS will not assert, or that a court would not sustain, a position contrary to any future position taken by the Partnership. If the Partnership were an investment company immediately following the exchange of Exchangeable Shares for Units by a U.S. Holder pursuant to the exercise of the Partnership Call Right, and such exchange were to result in diversification of interests with respect to such U.S. Holder, then Section 721(a) of the Code would not apply with respect to such holder, and such holder would be treated as if such holder had sold its Exchangeable Shares to the Partnership in a taxable transaction for cash in an amount equal to the value of the Units received.
Even if a U.S. Holder’s transfer of Exchangeable Shares in exchange for Units pursuant to the Partnership’s exercise of the Partnership Call Right qualifies as tax-free under Section 721(a) of the Code, we understand that the general partner of the Partnership currently expects for the Partnership and Holding LP to immediately undertake subsequent transfers of such Exchangeable Shares that would result in the allocation to such U.S. Holder of any gain realized under Section 704(c)(1) of the Code. Under this provision, if appreciated property is contributed to a partnership, the contributing partner must recognize any gain that was realized but not recognized for U.S. federal income tax purposes with respect to the property at the time of the contribution (referred to as “built-in gain”) if the partnership sells such property (or otherwise transfers such property in a taxable exchange) at any time thereafter or distributes such property to another partner within seven years of the contribution in a transaction that does not otherwise result in the recognition of “built-in gain” by the partnership. If Section 704(c)(1) of the Code applies with respect to a U.S. Holder, and such holder fails to disclose to the Partnership its basis in Exchangeable Shares exchanged for Units pursuant to the exercise of the Partnership Call Right, then, solely for the purpose of allocating items of income, gain, loss, or deduction under Section 704(c) of the Code, we understand that the general partner of the Partnership intends to use a reasonable method to estimate such holder’s basis in the Exchangeable Shares exchanged for Units pursuant to the exercise of the Partnership Call Right. To ensure compliance with Section 704(c) of the Code, such estimated basis could be lower than a U.S. Holder’s actual basis in its Exchangeable Shares. As a result, the amount of gain reported by the Partnership to the IRS with respect to such U.S. Holder in connection with such subsequent transfers could be greater than the correct amount.
If, contrary to the current expectations of the general partner of the Partnership, Section 704(c)(1) does not apply as a result of any such subsequent transfers by the Partnership or the Holding LP of Exchangeable Shares transferred by a U.S. Holder for Units in an exchange qualifying as tax-free under Section 721(a) of the Code, then such U.S. Holder could, nonetheless, be required to recognize part or all of the built-in gain in its Exchangeable Shares deferred as a result of such exchange under other provisions of the Code. Under Section 737 of the Code, such U.S. Holder could be required to recognize built-in gain if the Partnership were to distribute any property of the Partnership other than money or Exchangeable Shares to such former holder of Exchangeable Shares within seven years of exercise of the Partnership Call Right. Under Section 707(a) of the Code, such U.S. Holder could be required to recognize built-in gain if the Partnership were to make distributions (other than “operating cash flow distributions”, unless another exception were to apply) to such U.S. Holder within two years of exercise of the Partnership Call Right.
If Section 721(a) of the Code applies to a U.S. Holder’s exchange of Exchangeable Shares for Units pursuant to the exercise of the Partnership Call Right by the Partnership and, contrary to the current expectations of the general partner of the Partnership, none of the special provisions (including Section 704(c)(1) of the Code) described in the preceding paragraphs applies, then such U.S. Holder generally should not recognize gain or loss with respect to Exchangeable Shares treated as contributed to the Partnership in exchange for Units, except as described below under the heading “— Passive Foreign Investment Company Considerations”. The aggregate tax basis of the Units received by such U.S. Holder pursuant to the Partnership Call Right would be the same as the aggregate tax basis of the Exchangeable Shares (or single undivided portion thereof) exchanged therefor, increased by such holder’s share of the Partnership’s liabilities, if any. The holding period of the Units received in exchange for Exchangeable Shares would include the holding period of the Exchangeable Shares surrendered in exchange therefor. A U.S. Holder who acquired different blocks of Exchangeable Shares at different times or different prices should consult its own tax adviser regarding the manner in which gain or loss should be determined in such holder’s particular circumstances and such holder’s holding period in Units received in exchange for Exchangeable Shares.
For a general discussion of the tax consequences to a U.S. Holder of owning and disposing of Units received in exchange for Exchangeable Shares, see the discussion in Item 10.E “Taxation — Certain Material U.S. Federal Income Tax Considerations” in the Partnership’s most recent Annual Report. The U.S. federal income tax consequences of exchanging Exchangeable Shares for Units are complex, and each U.S. Holder should consult its own tax adviser regarding such consequences in light of such holder’s particular circumstances.

Passive Foreign Investment Company Considerations.   Certain adverse tax consequences could apply to a U.S. Holder if the Company is treated as a PFIC for any taxable year during which the U.S. Holder holds Exchangeable Shares. A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income, and net foreign currency gains.
Based on its expected income, assets, and activities, the Company does not expect to be a PFIC for the current taxable year, nor does it expect to become a PFIC in the foreseeable future. However, the determination of whether the Company is or will be a PFIC must be made annually as of the close of each taxable year. Because PFIC status depends upon the composition of the Company’s income and assets from time to time, there can be no assurance that the Company will not be considered a PFIC for any taxable year, or that the IRS or a court will agree with the Company’s determination as to its PFIC status.
If the Company were a PFIC for any taxable year during which a U.S. Holder held Exchangeable Shares, then gain recognized by such U.S. Holder upon the sale or other taxable disposition of the Exchangeable Shares would be allocated ratably over the U.S. Holder’s holding period for the Exchangeable Shares. The amounts allocated to the taxable year of the sale or other taxable disposition and to any year before the Company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the tax on such amount. Further, to the extent that any distribution received by a U.S. Holder on its Exchangeable Shares were to exceed 125% of the average of the annual distributions on the Exchangeable Shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above. Similar rules would apply with respect to any lower-tier PFICs treated as owned indirectly by a U.S. Holder through such holder’s ownership of Exchangeable Shares.
Certain elections may be available to U.S. Holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. If you were to elect to treat your interest in the Company as a “qualified electing fund” (“QEF election”) for the first year you were treated as holding such interest, then in lieu of the tax consequences described in the paragraph immediately above, you would be required to include in income each year a portion of the ordinary earnings and net capital gains of the Company, even if not distributed to you. A QEF election must be made by you on an entity-by-entity basis. To make a QEF election, you must, among other things, (i) obtain a PFIC annual information statement and (ii) prepare and submit IRS Form 8621 with your annual income tax return. To the extent reasonably practicable, we intend to make available information related to the PFIC status of the Company and any other subsidiary of the Company that we are able to identify as a PFIC, including information necessary to make a QEF election with respect to each such entity.
In the case of a PFIC that is a publicly traded foreign company, and in lieu of making a QEF election, an election may be made to “mark to market” the stock of such publicly traded foreign company on an annual basis. Pursuant to such an election, you would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. No assurance can be provided that the Company or any of its subsidiaries will qualify as PFICs that are publicly traded or that a mark-to-market election will be available for any such entity.
Subject to certain exceptions, a U.S. person who directly or indirectly owns an interest in a PFIC generally is required to file an annual report with the IRS, and the failure to file such report could result in the imposition of penalties on such U.S. person and in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. person. Each U.S. Holder should consult its own tax adviser regarding the application of the PFIC rules to the ownership and disposition of Exchangeable Shares.
Additional Tax on Net Investment Income.   Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income”, which may include all or a portion of their dividend income and net gains from the disposition of Exchangeable Shares. Each U.S. Holder that is an individual, estate or trust should consult its tax advisers regarding the applicability of this tax to its income and gains in respect of Exchangeable Shares.
Foreign Financial Asset Reporting.   Certain U.S. Holders are required to report information relating to an interest in the Exchangeable Shares, subject to certain exceptions (including an exception for shares held in accounts maintained by certain financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their U.S. federal income tax returns. Significant penalties may apply for the failure to satisfy these reporting obligations. U.S. Holders are urged to consult their own tax advisers regarding their information reporting obligations, if any, with respect to their ownership and disposition of Exchangeable Shares.
Information Reporting and Backup Withholding.   Distributions on Exchangeable Shares made to a U.S. Holder and proceeds from the sale or other disposition of Exchangeable Shares may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Consequences to Non-U.S. Holders
Ownership and Disposition of Exchangeable Shares
Distributions on Exchangeable Shares made to Non-U.S. Holders and proceeds from the sale or other disposition of Exchangeable Shares generally will not be subject to U.S. federal income tax, except that U.S. withholding tax may apply to any portion of a distribution made on Exchangeable Shares that is treated as a deemed dividend under Section 871(m) of the Code. Specifically, a 30% withholding tax generally applies to deemed dividend amounts (“dividend equivalents”) with respect to certain contractual arrangements held by non-U.S. persons which reference any interest in an entity if that interest could give rise to a U.S.-source dividend. Under Treasury Regulations, a Section 871(m) transaction is treated as directly referencing the assets of a partnership that holds significant investments in certain securities (such as stock of a U.S. corporation). The Partnership indirectly holds stock of a U.S. corporation through the Holding LP, and the Exchangeable Shares are intended to be structured so that distributions are identical to distributions on Units. Accordingly, the contractual arrangements relating to the Exchangeable Shares could be subject to Section 871(m) of the Code, as discussed below.
Whether U.S. withholding tax applies with respect to a Section 871(m) transaction depends, in part, on whether it is classified for purposes of Section 871(m) of the Code as a “simple” contract or “complex” contract. No direct authority addresses whether the contractual arrangements relating to the Exchangeable Shares constitute a simple contract or a complex contract. The Company intends to take the position and believes that such contractual arrangements do not constitute a simple contract. In such case, under Treasury Regulations, as modified by an IRS Notice, such contractual arrangements should not be subject to Section 871(m) of the Code before January 1, 2023, and no portion of a distribution made on Exchangeable Shares before such date should be subject to U.S. withholding tax by reason of treatment as a dividend equivalent under Section 871(m). For distributions made on Exchangeable Shares on or after January 1, 2023, Section 871(m) of the Code will apply if the contractual arrangements relating to the Exchangeable Shares meet a “substantial equivalence” test. If this is the case, U.S. federal withholding tax (generally at a rate of 30%) is expected to apply to any portion of a distribution on Exchangeable Shares that is treated as a dividend equivalent and paid on or after January 1, 2023.
This 30% withholding tax may be reduced or eliminated under the Code or an applicable income tax treaty, provided that the Non-U.S. Holder properly certifies its eligibility by providing an IRS Form W-8. If, notwithstanding the foregoing, the Company is unable to accurately or timely determine the tax status of a Non-U.S. Holder for purposes of establishing whether reduced rates of withholding apply, then U.S. withholding tax at a rate of 30% may apply to any portion of a distribution on Exchangeable Shares that is treated as a dividend equivalent under Section 871(m) of the Code. A dividend equivalent may also be subject to a 30% withholding tax under the Foreign Account Tax Compliance provisions of the Hiring Incentives to

Restore Employment Act of 2010 (“FATCA”), unless a Non-U.S. Holder properly certifies its FATCA status on IRS Form W-8 or other applicable form and satisfies any additional requirements under FATCA.
Notwithstanding the foregoing, the Company’s position that the contractual arrangements relating to the Exchangeable Shares do not constitute a simple contract does not bind the IRS. The Treasury Regulations under Section 871(m) of the Code require complex determinations with respect to contractual arrangements linked to U.S. equities, and the application of these regulations to the Exchangeable Shares is uncertain. Accordingly, the IRS could challenge the Company’s position and assert that the contractual arrangements relating to the Exchangeable Shares constitute a simple contract, in which case U.S. withholding tax currently would apply, generally at a rate of 30% (subject to reduction or elimination under the Code or an applicable income tax treaty), to that portion, if any, of a distribution on Exchangeable Shares that is treated as referencing a U.S.-source dividend paid to the Partnership or the Holding LP. Non-U.S. Holders should consult their own tax advisers regarding the implications of Section 871(m) of the Code and FATCA for their ownership of Exchangeable Shares with regard to their particular circumstances.
Special rules may apply to any Non-U.S. Holder (i) that has an office or fixed place of business in the United States; (ii) that is present in the United States for 183 days or more in a taxable year; or (iii) that is (a) a former citizen or long-term resident of the United States, (b) a foreign insurance company that is treated as holding an interest in the Company in connection with its U.S. business, (c) a PFIC, (d) a controlled foreign corporation, or (e) a corporation that accumulates earnings to avoid U.S. federal income tax. Non-U.S. Holders should consult their own tax advisers regarding the application of these special rules.
THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO THE PARTNERSHIP, THE COMPANY, AND HOLDERS OF EXCHANGEABLE SHARES ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN, AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF EXCHANGEABLE SHARES, AND IN REVIEWING THIS PROSPECTUS SUPPLEMENT THESE MATTERS SHOULD BE CONSIDERED. EACH HOLDER OF EXCHANGEABLE SHARES SHOULD CONSULT ITS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF EXCHANGEABLE SHARES.
LEGAL MATTERS
The validity of the Offered Exchangeable Shares will be passed upon for us by McMillan LLP, British Columbia counsel to the Company. The validity of the Units issuable or deliverable upon exchange, redemption or acquisition of Exchangeable Shares will be passed upon for us by Appleby (Bermuda) Limited, Bermuda counsel to the Partnership. In connection with the issue and sale of the Offered Exchangeable Shares, certain legal matters will be passed upon, on behalf of the Company and the Partnership, by Torys LLP as to Canadian law and U.S. federal and New York law, and, on behalf of the Underwriters, by Goodmans LLP as to Canadian law, and by Milbank LLP, New York, New York as to U.S. federal and New York law. As at the date of this Prospectus Supplement, the partners and associates of Torys LLP, as a group, Goodmans LLP and Milbank LLP, respectively, as a group, McMillan LLP, as a group, and Appleby (Bermuda) Limited, as a group, beneficially own, directly or indirectly, less than 1% of the Exchangeable Shares of the Company and Units of the Partnership, respectively.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, incorporated by reference in this Prospectus Supplement have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario M5H 0A9.

The consolidated financial statements of the Partnership as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, incorporated by reference in this Prospectus Supplement, and the effectiveness of the Partnership’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
Deloitte LLP is independent with respect to the Partnership and the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States), and within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario.
The financial statements of IPL as at December 31, 2020 and 2019 and for the years then ended, incorporated by reference in this Prospectus Supplement, have been audited by Ernst & Young LLP, independent auditors, as stated in their report incorporated by reference herein. Such financial statements are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Ernst & Young LLP is independent of IPL within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Alberta. The offices of Ernst & Young LLP are located at 2200 — 215 2nd Street SW, Calgary, Alberta AB T2P 1M4.

PROSPECTUS
Brookfield Infrastructure Corporation
Brookfield Infrastructure Partners L.P.
Class A Exchangeable Subordinate Voting Shares of Brookfield Infrastructure Corporation
Limited Partnership Units of Brookfield Infrastructure Partners L.P. (issuable or deliverable upon exchange, redemption or acquisition of Class A Exchangeable Subordinate Voting Shares)

Brookfield Infrastructure Corporation (“BIPC” or our “company”) may, from time to time, issue up to $1,000,000,000 of its class A exchangeable subordinate voting shares (the “exchangeable shares”). Each exchangeable share is exchangeable at the option of the holder for one limited partnership unit (each, a “LP unit”) of Brookfield Infrastructure Partners L.P. (“BIP” or the “Partnership”) (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of BIPC), as described in this prospectus. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell up to 8,675,193 exchangeable shares from time to time, in amounts, at prices and on terms that will be determined at the time these securities are offered. We will not receive any proceeds from the sales of these exchangeable shares held by the selling securityholders.
This prospectus also relates to the underlying offer of LP units that may be issued by the Partnership or delivered by our company or Brookfield Asset Management Inc. (“Brookfield”) upon any exchange, redemption or acquisition of the exchangeable shares being offered hereunder (including, if applicable, in connection with liquidation, dissolution or winding up of our company). The Partnership has filed a registration statement on Form F-3 (File No. 333-249031), which was declared effective by the Securities and Exchange Commission on October 5, 2020, registering the issuance or delivery of LP units in connection with any such redemption, exchange or acquisition.
Each time exchangeable shares are offered hereunder, our company and the Partnership will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents our company and the Partnership incorporate by reference, before you invest in our securities.
The exchangeable shares are traded on the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (“TSX”) under the symbol “BIPC”. The LP units are traded on the NYSE under the symbol “BIP” and the TSX under the symbol “BIP.UN”.

An investment in our group’s securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.
The date of this prospectus is April 16, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that our company and the Partnership filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, our company and the Partnership may sell the exchangeable shares in one or more offerings and certain selling securityholders to be identified in a prospectus supplement may also offer and sell exchangeable shares. This prospectus provides you with a general description of the exchangeable shares and LP units. Each time our company, the Partnership or the selling securityholders sell exchangeable shares hereunder, our company and the Partnership will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading “Documents Incorporated by Reference.” This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to our group and the securities that may be offered hereunder.
You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus” our group has authorized to be delivered to you. Our group has not authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus, any prospectus supplement or any “free writing prospectus” our group may authorize to be delivered to you, as well as the information our group previously filed with the SEC, that is incorporated by reference in this prospectus or in any prospectus supplement, is accurate as of any date other than its respective date. Our group’s business, financial condition, results of operations and prospects may have changed since such dates.
i

Our company and the Partnership are offering to sell exchangeable shares, and are seeking offers to buy exchangeable shares, only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus, any prospectus supplement and any “free writing prospectus” and the offering of exchangeable shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus, any prospectus supplement and/or any “free writing prospectus” must inform themselves about and observe any restrictions relating to the offering and the distribution of this prospectus, any prospectus supplement and any “free writing prospectus” outside the United States. This prospectus, any prospectus supplement and any “free writing prospectus” do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Unless the context requires otherwise, when used in this prospectus, the terms “we”, “us”, “our,” “our company” and “BIPC” mean Brookfield Infrastructure Corporation together with all of its subsidiaries and the term “Brookfield Infrastructure” refers to, collectively, the Partnership, Brookfield Infrastructure L.P. (the “Holding LP”), the subsidiaries of the Holding LP, from time-to-time, through which Brookfield Infrastructure holds all its interests in the operating entities, which are the entities that directly or indirectly hold Brookfield Infrastructure’s current operations and assets that Brookfield Infrastructure may acquire in the future, including any assets held through joint ventures, partnerships and consortium arrangements (but excluding our company). The term “our group” refers to, collectively, our company and Brookfield Infrastructure. The term “General Partner” refers to Brookfield Infrastructure Partners Limited, the Partnership’s general partner. The term “Brookfield” refers to Brookfield Asset Management Inc. and its subsidiaries (other than our company and Brookfield Infrastructure).
Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because our company is organized under the laws of British Columbia, Canada and the Partnership is formed under the laws of Bermuda, certain of the directors of our company and the General Partner as well as certain of the experts named in this prospectus are residents of Canada or another non-U.S. jurisdiction and a substantial portion of our company’s and the Partnership’s assets and the assets of those directors and experts may be located outside the United States.
Unless otherwise specified, all dollar amounts in this prospectus, any prospectus supplement and any “free writing prospectus” are expressed in U.S. dollars and references to “dollars”, “$” or “US$” are to U.S. dollars and all references to “C$” are to Canadian dollars. All references in this prospectus, any prospectus supplement and any “free writing prospectus” to “Canada” mean Canada, its provinces, its territories, its possessions and all areas subject to its jurisdiction.
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and/or “free writing prospectus”, and the documents incorporated by reference herein and therein, contain certain “forward-looking statements” and “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws. The forward-looking statements and information relate to, among other things, our group’s business, operations, objectives, goals, strategies, intentions, plans, beliefs, expectations and estimates and anticipated events or trends. In some cases, you can identify forward-looking statements and information by terms such as “anticipate”, “believe”, “could”, “estimate”, “likely”, “expect”, “intend”, “may”, “continue”, “plan”, “potential”, “objective”, “tend”, “seek”, “target”, “foresee”, “aim to”, “outlook”, “endeavor”, “will”, “would” and “should” or the negative of those terms or other comparable terminology. These forward-looking statements and information are not historical facts but reflect our group’s current expectations regarding future results or events and are based on information currently available to our group and on assumptions our group believes are reasonable.
Although our group believes that its anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based on reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to our group or are within its control. If a change occurs, our business, financial condition, liquidity and results of operations and our group’s plans and strategies may vary materially from those expressed in the forward-looking statements and information in this prospectus and in any prospectus supplement and/or any “free writing prospectus”, and in any of the documents incorporated by reference herein or therein.
Factors that could cause our group’s actual results to differ materially from those contemplated or implied by the forward-looking statements and information in this prospectus and any prospectus supplement include, without limitation:
•
commodity risks;

•
alternative technologies could impact the demand for, or use of, the businesses and assets that our group owns and operates and could impair or eliminate the competitive advantage of our group’s businesses and assets;

•
the competitive market for acquisition opportunities and the inability to identify and complete acquisitions as planned;

•
our group’s ability to renew existing contracts and win additional contracts with existing or potential customers;

•
timing and price for the completion of unfinished projects;

•
infrastructure operations may require substantial capital expenditures;

•
exposure to environmental risks, including increasing environmental legislation and the broader impacts of climate change;

•
exposure to increased economic regulation and adverse regulatory decisions;

•
First Nations claims to land, adverse claims or governmental claims may adversely affect our group’s infrastructure operations;

•
some of our group’s current operations are held in the form of joint ventures or partnerships or through consortium arrangements;

•
some of our group’s businesses operate in jurisdictions with less developed legal systems and could experience difficulties in obtaining effective legal redress, which creates uncertainties;

•
actions taken by national, state, or provincial governments, including nationalization, or the imposition of new taxes, could materially impact the financial performance or value of our group’s assets;

•
reliance on technology and exposure to cyber-security attacks;

•
customers may default on their obligations;

•
reliance on tolling and revenue collection systems;

•
Brookfield’s influence over our group and our group’s dependence on Brookfield as the service provider;

•
the lack of an obligation of Brookfield to source acquisition opportunities for our group;

•
our group’s dependence on Brookfield and its professionals;

•
the role and ownership of Brookfield in the Partnership, the Holding LP and our company may change and interests in the general partner of the Partnership may be transferred to a third party without unitholder or shareholder consent;

•
Brookfield may increase its ownership of the Partnership or our company;

•
the master services agreement and our other arrangements with Brookfield do not impose on Brookfield any fiduciary duties to act in the best interests of holders of exchangeable shares or LP units;

•
conflicts of interest between the Partnership, our company, their and our respective unitholders and shareholders, on the one hand, and Brookfield, on the other hand;

•
our group’s arrangements with Brookfield may contain terms that are less favorable than those which otherwise might have been obtained from unrelated parties;

•
the general partner of the Partnership may be unable or unwilling to terminate the master services agreement;

•
the limited liability of, and our group’s indemnification of, our service providers;

•
the Partnership or our company may not be able to continue paying comparable or growing cash distributions to holders of exchangeable shares or LP units in the future;

•
the exchangeable shares can be significantly impacted by the market price of the Partnerships’ units and the combined business performance of our group as a whole;

•
our company’s lack of operating history;

•
the Partnership and the company are holding entities that rely on their subsidiaries to provide the funds necessary to pay its distributions and meet its financial obligations;

•
our company is exempt from certain requirements of Canadian securities laws and we are not subject to the same disclosure requirements as a U.S. domestic issuer;

•
our company may become regulated as an investment company under the U.S. Investment Company Act of 1940, as amended;

•
the effectiveness of our internal controls;

•
our group’s assets are or may become highly leveraged and our group intends to incur indebtedness above the asset level;

•
the acquisition of distressed companies may subject our group to increased risks, including the incurrence of additional legal or other expenses;

•
the redemption of exchangeable shares by our company at any time or upon notice from the holder of the class B shares (as defined below);

•
future sales and issuances of exchangeable shares or LP units or securities exchangeable for exchangeable shares or LP units, or the perception of such sales or issuances, could depress the trading price of the exchangeable shares or LP units;

•
unitholders do not have a right to vote on Partnership matters or to take part in the management of the Partnership;

•
market price of the exchangeable shares and LP units may be volatile;

•
dilution of existing shareholders;

•
investors may find it difficult to enforce service of process and enforcement of judgments against the Partnership or our company;

•
the Partnership and our company are holding entities that rely on their subsidiaries to provide the funds necessary to pay their distributions and meet their financial obligations;

•
foreign currency risk and risk management activities;

•
changes in tax law and practice;

•
general economic conditions and risks relating to the economy;

•
pandemics or epidemics, including risks associated with the global pandemic caused by COVID-19, and the related global impact on commerce and travel and substantial volatility in stock markets worldwide, which may result in a decrease of cash flows and impairment losses and/or revaluations of our group’s investments and infrastructure assets;

•
adverse changes in currency exchange rates;

•
availability and cost of credit;

•
government policy and legislation change;

•
exposure to uninsurable losses and force majeure events;

•
labor disruptions and economically unfavorable collective bargaining agreements;

•
exposure to occupational health and safety related accidents;

•
high levels of government regulation upon many of our group’s operating entities, including with respect to rates set for our regulated businesses;

•
our group’s infrastructure business is at risk of becoming involved in disputes and possible litigation;

•
our ability to finance our operations due to the status of the capital markets;

•
changes in our credit ratings;

•
our operations may suffer a loss from fraud, bribery, corruption or other illegal acts; and

•
other factors described in the BIPC Annual Report and the BIP Annual Report, including, but not limited to, those described under Item 3.D “Risk Factors” therein.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our group’s forward-looking statements and information to make decisions with respect to an investment in our securities, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. In light of these risks, uncertainties and assumptions, the events described by our group’s forward-looking statements and information might not occur. These risks could cause our group’s actual results and our group’s plans and strategies to vary from our group’s forward-looking statements and information. We qualify any and all of our group’s forward-looking statements and information by these cautionary factors. Our group disclaims any obligation to update or revise publicly any forward-looking statements or information, whether written or oral, as a result of new information, future events or otherwise, except as required by applicable law.
WHERE YOU CAN FIND MORE INFORMATION
Our company and the Partnership are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) and our company and the Partnership will fulfill their obligations with respect to those requirements by filing or furnishing reports with the SEC. In addition, our company and the Partnership are required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our company, the Partnership and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that our company and the Partnership file with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com, the Canadian equivalent of the SEC electronic document gathering and retrieval system. This information is also available on our group’s websites at https://bip.brookfield.com and https://bip.brookfield.com/bipc. Throughout the period of distribution, copies of these materials will also be available for inspection during normal business hours at the offices of our service provider at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023.
Our company and the Partnership are foreign private issuers, and therefore are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our group’s officers, directors and principal shareholders and unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of our group’s securities. In addition, neither our company nor the Partnership is not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, our company and the Partnership intend to file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, annual reports on Form 20-F or Form 40-F, as applicable, containing financial statements audited by an independent public accounting firm. Our company and the Partnership also intend
v

to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows our company and the Partnership to “incorporate by reference” into this prospectus certain documents that our company and the Partnership file with or furnish to the SEC. This means that our company and the Partnership can disclose important information to you by referring to those documents. Any reports filed by our company and the Partnership with the SEC after the date of this prospectus and before the date that the offering of exchangeable shares by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:
1.
our company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on February 16, 2021 (the “BIPC Annual Report”);

2.
the Partnership’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021 (the “BIP Annual Report”), including the description of the LP units and any amendment or report filed for purposes of updating such description; and

3.
the description of our exchangeable shares as set forth in our registration statement on Form 8-A, filed with the SEC on March 12, 2020, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

All annual reports filed by our company and the Partnership with the SEC on Form 20-F or Form 40-F, as applicable, and any Form 6-K filed or furnished by our company and the Partnership that is identified in such form as being incorporated by reference into the registration statement of which this prospectus forms a part, in each case, subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. Our company and the Partnership shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to our company or the Partnership, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, excluding exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to:
Brookfield Infrastructure Partners L.P.
Investor Relations
73 Front Street, 5th Floor
Hamilton HM 12
Bermuda
Telephone: 1 (441) 294-3309
- or -
Brookfield Infrastructure Corporation
Investor Relations
250 Vesey Street, 15th Floor
New York, New York 10281
Telephone: (212) 417-7000
Any statement contained in this prospectus, any prospectus supplement, any “free writing prospectus” or in a document incorporated or deemed to be incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus” shall be deemed to be modified or superseded, for the purposes of this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be, to the extent that a statement contained in this prospectus, any prospectus supplement, any “free writing prospectus” or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be.

SUMMARY
The Offer and Expected Timetable
Our company and certain selling securityholders may offer and sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) up to $1,000,000,000 of exchangeable shares and up to 8,675,193 exchangeable shares, respectively. The actual offer per security will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).
The exchangeable shares are listed on the NYSE and the TSX under the symbol “BIPC.” The LP units are listed on the NYSE under the symbol “BIP” and the TSX under the symbol “BIP.UN”.
Brookfield Infrastructure Corporation
Our company was incorporated under the Business Corporations Act (British Columbia) on August 30, 2019. Our head office is located at 250 Vesey Street, 15th Floor, New York, New York 10281 and our registered office is located at 1055 West Georgia Street, Suite 1500, P.O. Box 11117, Vancouver, British Columbia V6E 4N7. Our exchangeable shares were distributed to existing unitholders of the Partnership pursuant to a special distribution on March 31, 2020 (the “Special Distribution”). Our company was established by Brookfield Infrastructure as a vehicle to own and operate certain infrastructure assets on a global basis. Specifically, our operations consist principally of the ownership and operation of regulated gas transmission systems in Brazil and of regulated distribution operations in the United Kingdom, but upon Brookfield’s recommendation and allocation of opportunities to our company, we intend to seek acquisition opportunities in other sectors with similar attributes and in which we can deploy our operations-oriented approach to create value. For additional information, please refer to the BIPC Annual Report.
Brookfield Infrastructure Partners L.P.
The Partnership is a Bermuda exempted limited partnership that was established on May 21, 2007 under the provisions of the Exempted Partnerships Act, 1992 of Bermuda and the Limited Partnership Act, 1883 of Bermuda. The Partnership’s head and registered office is located at 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda and its telephone number at that address is +1 441 294-3309. The Partnership was spun-off from Brookfield Asset Management Inc. and certain of its affiliates on January 31, 2008. The Partnership owns and operates high quality, long-life assets that generate stable cash flows, require relatively minimal maintenance capital expenditures and, by virtue of barriers to entry and other characteristics, tend to appreciate in value over time. The Partnership’s current operations consist of utilities, transport, energy and data infrastructure businesses in North and South America, Europe and Asia Pacific. For additional information, please refer to the BIP Annual Report.
The Partnership’s sole material assets are its managing general partnership interest and preferred limited partnership interest in the Holding LP. The Partnership serves as the Holding LP’s managing general partner and has sole authority for the management and control of the Holding LP.

RISK FACTORS
An investment in our group’s securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from the BIP Annual Report and the BIPC Annual Report, and the other information incorporated by reference in this prospectus, as updated by our group’s subsequent filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. The risks and uncertainties described therein and herein are not the only risks and uncertainties our group faces. For more information see “Where You Can Find More Information” and “Documents Incorporated by Reference.”
REASON FOR THE OFFER AND USE OF PROCEEDS
Unless stated otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds of the sale of the exchangeable shares for general corporate purposes. The actual application of proceeds from the sale of any particular offering of exchangeable shares covered by this prospectus will be described in the applicable prospectus supplement relating to the offering. In the case of a sale by a selling securityholder, neither our company nor the Partnership will receive any of the proceeds from such sale.
SELLING SECURITYHOLDERS
This prospectus also relates to the possible resale or other disposition by certain selling securityholders, that are indirect wholly-owned subsidiaries of Brookfield and which will be identified in a prospectus supplement, of up to 8,675,193 exchangeable shares initially acquired by the selling securityholders in connection with the Special Distribution.
Further, in accordance with the Rights Agreement (as defined herein), in the event that, on the applicable specified exchange date with respect to any subject exchangeable shares sold pursuant to this prospectus, (i) our company has not satisfied its obligations under our company’s articles and notice of articles (“our articles”) by delivering the LP unit amount or its cash equivalent amount and (ii) the Partnership has not, upon its election in its sole and absolute discretion, acquired such subject exchangeable shares from the holder thereof and delivered the LP unit amount or the cash equivalent amount, Brookfield will satisfy, or cause to be satisfied, the obligations pursuant to our articles to exchange such subject exchangeable shares for the LP unit amount or its cash equivalent. If Brookfield satisfies the exchange obligation, it will acquire such exchangeable shares.
As of March 31, 2021, Brookfield beneficially owned 130,877,830 LP units, or 30.7% of the outstanding LP units, based on 295,518,145 LP units outstanding, and assuming the exchange of the 121,952,992 redeemable partnership units of Holding LP beneficially owned by Brookfield and 8,675,193 exchangeable shares beneficially owned by Brookfield. Also, through Brookfield’s ownership of LP units, the redeemable partnership units of Holding LP and exchangeable shares, it has an effective economic interest in the Partnership of approximately 28.5%, on a fully-exchanged basis (assuming the exchange of all issued and outstanding redeemable partnership units of Holding LP, exchangeable units of Brookfield Infrastructure Partners Exchange LP and exchangeable shares).
Assuming the maximum number of LP units are delivered to holders of exchangeable shares in accordance with the terms of the Rights Agreement, Brookfield would beneficially own 85,924,583 LP units, or 20.6%, of the outstanding LP units. The percentage assumes that all exchange requests of exchangeable shares are satisfied in reliance on the secondary exchange rights and no LP units are delivered by our company or the Partnership in satisfaction of exchange requests of the exchangeable shares. Our company and the Partnership currently intend to satisfy any exchange requests on the exchangeable shares through the delivery of LP units rather than cash.
CAPITALIZATION
Each prospectus supplement will include information on our company’s and the Partnership’s capitalization.

DESCRIPTION OF EXCHANGEABLE SHARES
The following description of our exchangeable shares sets forth certain general terms and provisions of exchangeable shares. This description is in all respects subject to and qualified in its entirety by applicable law and the provisions of our articles. Through the rights and governance structures described in this prospectus, each exchangeable share is intended to provide its holder with an economic return that is equivalent to that of a LP unit. Consequently, we expect that the market price of our exchangeable shares will be impacted by the market price of the LP units and the combined business performance of our company, the Partnership and their respective subsidiaries as a whole. For a more detailed description of the exchangeable shares and the share capital of our company, please refer to the BIPC Annual Report, as updated by our subsequent filings with the SEC that are incorporated herein by reference.
Voting
Except as otherwise expressly provided in our articles or as required by law, each holder of exchangeable shares will be entitled to receive notice of, and to attend and vote at, all meetings of our shareholders. Each holder of exchangeable shares will be entitled to cast one vote for each exchangeable share held at the record date for determination of shareholders entitled to vote on any matter. Except as otherwise expressly provided in our articles or as required by law, the holders of exchangeable shares and class B multiple voting shares of our company (the “Class B Shares”) will vote together and not as separate classes. See Item 10.B “Memorandum and Articles of Association — Description of Our Share Capital — Class B Shares” in the BIPC Annual Report for a description of the Class B Shares.
Holders of exchangeable shares and Class B Shares will hold an aggregate 25% and 75% voting interest in our company, respectively.
Dividends
The holders of exchangeable shares will be entitled to receive dividends as and when declared by our board subject to the special rights of the holders of all classes and series of the preferred shares and any other shares ranking senior to the exchangeable shares with respect to priority in payment of dividends. It is expected that each exchangeable share will receive identical dividends to the distributions paid on each LP unit.
Subject to the prior rights of holders of all classes and series of preferred shares at the time outstanding having prior rights as to dividends, and in preference to the class C non-voting shares of our company (the “Class C Shares”), each exchangeable share will entitle its holder to cumulative dividends per share in a cash amount equal in value to (i) the amount of any distribution made on a LP unit multiplied by (ii) the conversion factor (which is currently one, subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership) determined in accordance with our articles and in effect on the record date of such dividend (the “Exchangeable Dividends”). See “Description of Exchangeable Shares — Exchange by Holder — Adjustments to Reflect Certain Capital Events.” The record and payment dates for the dividends on the exchangeable shares, to the extent not prohibited by applicable law, shall be the same as the record and payment dates for the distributions upon the LP units.
If the full amount of an Exchangeable Dividend is not declared and paid concurrently with a distribution on the LP units, then the undeclared or unpaid amount of such Exchangeable Dividend shall accrue and accumulate (without interest), whether or not our company has earnings, whether or not there are funds legally available for the payment thereof and whether or not such Exchangeable Dividend has been earned, declared or authorized. Any Exchangeable Dividend payment made shall first be credited against the earliest accumulated but unpaid Exchangeable Dividends due which remain payable (the “Unpaid Dividends”). All Exchangeable Dividends shall be paid prior and in preference to any dividends or distributions on the Class C Shares. The holders of exchangeable shares shall not be entitled to any dividends from our company other than the Exchangeable Dividends. See Item 10.B “Memorandum and Articles of Association — Description of Our Share Capital — Class C Shares” in the BIPC Annual Report for a description of the Class C Shares.
Exchange by Holder
Holders of exchangeable shares shall have the right to exchange all or a portion of their exchangeable shares for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described below in “— Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all Unpaid Dividends, if any (the form of payment to be determined by our company and Brookfield Infrastructure in each of their sole discretion). If you hold exchangeable shares through a broker, please contact your broker to request an exchange on your behalf. If you are a registered holder of exchangeable shares, please contact the transfer agent and follow the process described below.
Each holder of exchangeable shares who wishes to exchange one or more of his or her exchangeable shares for LP units or its cash equivalent is required to complete and deliver a notice of exchange in the form available from our transfer agent. Upon receipt of a notice of exchange, our company shall, within ten (10) business days after the date that the notice of exchange is received by our transfer agent, deliver to the tendering holder of exchangeable shares, in accordance with instructions set forth in the notice of exchange, one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described below in “— Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all Unpaid Dividends, if any (the form of payment to be determined at the sole election of our company). Upon completion of the exchange of any exchangeable shares as described herein, the holder of exchangeable shares who has exchanged their exchangeable shares will have no further right, with respect to any exchangeable shares so exchanged, to receive any dividends on exchangeable shares with a record date on or after the date on which such exchangeable shares are exchanged.
Notwithstanding the paragraph above, when a notice of exchange has been delivered to us by or on behalf of a tendering holder of exchangeable shares, we will promptly, and in any event, within one (1) business day after receipt thereof, deliver to each of Brookfield and the Partnership a written notification of our receipt of such notice of exchange setting forth the identity of the holder of exchangeable shares who wishes to exchange such exchangeable shares and the number of exchangeable shares to be exchanged. The Partnership may elect to satisfy our exchange obligation by acquiring all of the tendered exchangeable shares in exchange for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described below in “— Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all Unpaid Dividends, if any (the form of payment to be determined at the sole election of the Partnership). If the Partnership elects to satisfy our exchange obligation, it shall, within three (3) business days from the receipt of the holder’s notice of exchange, provide written notice to our transfer agent of its intention to satisfy the exchange obligation and shall satisfy such obligation within ten (10) business days from the date that the notice of exchange is received by our transfer agent by delivering to such holder of exchangeable shares the LP units or its cash equivalent. Unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.
In the event that a tendering holder of exchangeable shares has not received the number of LP units or its cash equivalent (the form of payment to be determined by our company or the Partnership in each of their sole discretion) in satisfaction of the tendered exchangeable shares, then such tendering holder of exchangeable shares will be entitled to receive the equivalent of such cash amount or LP units amount from Brookfield pursuant to the rights agreement (the “Rights Agreement”) between Brookfield and Wilmington Trust, National Association (the “rights agent”) until the fifth anniversary of March 31, 2020. See Item 7.B “Related Party Transactions — Relationship with Brookfield — Rights Agreement” in the BIPC Annual Report for a further description of the Rights Agreement. In this scenario, the tendered exchangeable shares will be delivered to the rights agent in exchange for the delivery of the equivalent of the cash amount or LP units amount from a collateral account of Brookfield administered by the rights agent. The Partnership has agreed to indemnify Brookfield, in its capacity as selling securityholder, for certain liabilities under applicable securities laws concerning selling securityholders, in connection with any LP units delivered by Brookfield pursuant to the Rights Agreement.
No Fractional Units. No fractional LP units will be issued or delivered upon exchange of exchangeable shares. In lieu of any fractional LP units to which the tendering holder of exchangeable shares would otherwise be entitled at our group’s election, our group will pay an amount in cash equal to the LP unit value on the trading day immediately preceding the exchange date multiplied by such fraction of a LP unit.
Conversion of Tendered Exchangeable Shares. Brookfield Infrastructure will be entitled at any time to have any or all exchangeable shares acquired by Brookfield Infrastructure converted into Class C Shares on a one-for-one basis. With each acquisition by the Partnership of exchangeable shares and/or the election by the Partnership to convert these acquired shares for Class C Shares, the Partnership’s indirect ownership interest in our company will increase.
Adjustments to Reflect Certain Capital Events. The conversion factor (which is currently one) is subject to adjustment in accordance with our articles to reflect certain capital events, including (i) if the Partnership or our company declares or pays a distribution to its unitholders consisting wholly or partly of LP units or a dividend to its shareholders consisting wholly or partly of exchangeable shares, as applicable, without a corresponding distribution or dividend, as applicable, being declared or paid by the other entity; (ii) if the Partnership or our company splits, subdivides, reverse-splits or combines its outstanding LP units or exchangeable shares, as applicable, without a corresponding event occurring at the other entity; (iii) if the Partnership or our company distributes any rights, options or warrants to all or substantially all holders of its LP units or exchangeable shares to convert into, exchange for or subscribe for or to purchase or to otherwise acquire LP units or exchangeable shares (or other securities or rights convertible into, exchangeable for or exercisable for LP units or exchangeable shares), as applicable, without a corresponding distribution of rights, options or warrants by the other entity; (iv) if the Partnership distributes to all or substantially all holders of LP units evidences of its indebtedness or assets (including securities), or assets or rights, options or warrants to convert into, exchange for or subscribe for or to purchase or to otherwise acquire such securities but excluding all distributions where a comparable distribution (or the cash equivalent) is made by our company; or (v) if the Partnership or one of its subsidiaries makes a payment in respect of a tender or exchange offer for the LP units (but excluding for all purposes any exchange or tender offer to exchange LP units for exchangeable shares or any other security economically equivalent to LP units), to the extent that the cash and value of any other consideration included in the payment per LP unit exceeds certain thresholds.
Redemption by Issuer
Our board will have the right upon sixty (60) days’ prior written notice to holders of exchangeable shares to redeem all of the then outstanding exchangeable shares at any time and for any reason, in its sole discretion and subject to applicable law, including without limitation following the occurrence of any of the following redemption events (each a “Redemption Event”): (i) the total number of exchangeable shares outstanding decreases by 50% or more over any twelve-month period; (ii) a person acquires 90% of the LP units in a take-over bid (as defined by applicable securities law); (iii) unitholders of the Partnership approve an acquisition of the Partnership by way of arrangement or amalgamation; (iv) unitholders of the Partnership approve a restructuring or other reorganization of the Partnership; (v) there is a sale of all or substantially all of the Partnership assets; (vi) there is a change of law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of our company and our shareholders, that may result in adverse tax consequences for our company or our shareholders; or (vii) our board, in its sole discretion, concludes that the unitholders of the Partnership or holders of exchangeable shares are adversely impacted by a fact, change or other circumstance relating to our company. For greater certainty, unitholders do not have the ability to vote on such redemption and the board’s decision to redeem all of the then outstanding exchangeable shares will be final. In addition, the holder of Class B Shares may deliver a notice to our company specifying a redemption date upon which our company shall redeem all of the then outstanding exchangeable shares, and upon sixty (60) days’ prior written notice from our company to holders of the exchangeable shares and without the consent of holders of exchangeable shares, our company shall be required to redeem all of the then outstanding exchangeable shares on such redemption date, subject to applicable law.
Upon any such Redemption Event, the holders of exchangeable shares shall be entitled to receive pursuant to such redemption one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the trading day immediately preceding the announcement of such redemption plus all Unpaid Dividends, if any (the form of payment to be determined at the election of our company).

Notwithstanding the foregoing, upon any Redemption Event, the Partnership may elect to acquire all of the outstanding exchangeable shares in exchange for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the trading day immediately preceding the announcement of such redemption plus all Unpaid Dividends, if any (the form of payment to be determined at the election of the Partnership). Unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.
Liquidation
Upon any liquidation, dissolution or winding up of our company, and subject to the prior rights of holders of all classes and series of preferred shares and any other class of shares of our company ranking in priority or ratably with the exchangeable shares and after the payment in full (i) to any holder of exchangeable shares or Class C Shares that has submitted a notice of the exercise of the exchange rights described above at least ten (10) days prior to the date of the liquidation, dissolution or winding up (or in the case of the Class B Shares, thirty (30) days prior to the date of the liquidation, dissolution or winding up) and (ii) of any Unpaid Dividends, the holders of exchangeable shares shall be entitled to one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the trading day immediately preceding announcement of such liquidation, dissolution or winding up (the form of payment to be determined at the election of our company). If, upon any such liquidation, dissolution or winding up, the assets of our company are insufficient to make such payment in full, then the assets of our company will be distributed among the holders of exchangeable shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive.
Notwithstanding the foregoing, upon any liquidation, dissolution or winding up of our company, the Partnership may elect to acquire all of the outstanding exchangeable shares for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) plus all Unpaid Dividends, if any. The acquisition by the Partnership of all the outstanding exchangeable shares will occur on the day prior to the effective date of the liquidation, dissolution or winding up of our company. Unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.
Automatic Redemption upon Liquidation of the Partnership
Upon any liquidation, dissolution or winding up of the Partnership, including where substantially concurrent with a liquidation, dissolution or winding up of our company, all of the then outstanding exchangeable shares will be automatically redeemed by us on the day prior to the liquidation, dissolution or winding up of the Partnership. Each holder of exchangeable shares shall be entitled to one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the trading day immediately preceding the announcement of such redemption plus all Unpaid Dividends, if any (the form of payment to be determined at the election of our company).
Notwithstanding the foregoing, upon any such redemption, the Partnership may elect to acquire all of the outstanding exchangeable shares in exchange for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) plus all Unpaid Dividends, if any. The acquisition by the Partnership of all the outstanding exchangeable shares will occur on the day prior to the effective date of the liquidation, dissolution or winding up of the Partnership. Unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.

Book-Based System
The exchangeable shares may be represented in the form of one or more fully registered share certificates held by, or on behalf of, CDS Clearing and Depository Services Inc. (“CDS”) or The Depository Trust Company (“DTC”), as applicable, as custodian of such certificates for the participants of CDS or DTC, registered in the name of CDS or DTC or their respective nominee, and registration of ownership and transfers of the exchangeable shares may be effected through the book-based system administered by CDS or DTC, as applicable.
Treatment of Exchangeable Shares in Connection with a Takeover Bid, Issuer Bid or Tender Offer
The exchangeable shares are not LP units and will not be treated as LP units for purposes of the application of applicable Canadian or U.S. rules relating to takeover bids, issuer bids and tender offers. LP units and exchangeable shares are not securities of the same class. As a result, holders of exchangeable shares will not be entitled to participate in an offer or bid made to acquire LP units, unless such offer is extended to holders of exchangeable shares and holders of LP units will not be entitled to participate in an offer or bid made to acquire exchangeable shares, unless such offer is extended to holders of LP units. In the event of a takeover bid for LP units, a holder of exchangeable shares who would like to participate would be required to tender his or her exchangeable shares for exchange, in order to receive a LP unit, or the cash equivalent, at the election of our group, pursuant to the exchange right. If an issuer tender offer or issuer bid is made for the LP units at a price in excess of the market price of the LP units and a comparable offer is not made for the exchangeable shares, then the conversion factor for the exchangeable shares may be adjusted. See “Description of Exchangeable Shares — Exchange by Holder — Adjustments to Reflect Certain Capital Events” for more information on the circumstances in which adjustments may be made to the conversion factor.
DESCRIPTION OF LIMITED PARTNERSHIP UNITS
The LP units are non-voting limited partnership interests in the Partnership. Holders of LP units are not entitled to the withdrawal or return of capital contributions in respect of the LP units, except to the extent, if any, that distributions are made to such holders pursuant to the Partnership’s limited partnership agreement or upon the liquidation of the Partnership as described in the BIP Annual Report or as otherwise required by applicable law. Except to the extent expressly provided in the Partnership’s limited partnership agreement, a holder of LP units will not have priority over any other holder of LP units, either as to the return of capital contributions or as to profits, losses or distributions. The LP units rank junior to the preferred LP units of the Partnership with respect to priority in the payment of distributions and in the distribution of the assets of the Partnership in the event of the liquidation, dissolution or winding-up of the Partnership, whether voluntary or involuntary, as further described in the BIP Annual Report. Holders of LP units will not be granted any preemptive or other similar right to acquire additional interests in the Partnership. In addition, holders of LP units do not have any right to have their LP units redeemed by the Partnership.
For a more detailed description of the LP units, please refer to the BIP Annual Report, as updated by the Partnership’s subsequent filings with the SEC that are incorporated herein by reference.
PLAN OF DISTRIBUTION
Our company and certain selling securityholders may sell exchangeable shares to or through underwriters or dealers. The distribution of exchangeable shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices. In connection with the sale of exchangeable shares, underwriters may receive compensation from our company and the Partnership or the selling securityholders or from purchasers of exchangeable shares for whom they may act as agents in the form of concessions or commissions.
Each prospectus supplement relating to the offering of exchangeable shares will set forth the terms of the offering, including the names of any underwriters or agents, the purchase price or prices of the offered securities, the proceeds to us from the sale of the offered securities, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.

Under agreements which may be entered into by our company, the Partnership, the selling securityholders and the underwriters, dealers and agents who participate in the distribution of our exchangeable shares may be entitled to indemnification by us against certain liabilities, including liabilities under securities legislation in several of the provinces and territories of Canada and in the United States, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
The exchangeable shares to be offered by our company pursuant to this prospectus will be a new issue of securities. Certain broker-dealers may make a market in our exchangeable shares but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in our exchangeable shares or as to the liquidity of the trading market for such securities.
Selling securityholders may use this prospectus in connection with the resale of exchangeable shares. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the exchangeable shares they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of such securities. Our group will not receive any proceeds from sales by selling securityholders.
In connection with any underwritten offering of our exchangeable shares, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of such securities offered at levels above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.
SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
Our company is incorporated under the laws of British Columbia, Canada and the Partnership is formed under the laws of Bermuda. A substantial portion of our company’s and the Partnership’s assets are located outside of Canada and the United States and certain of the directors of the General Partner, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. The Partnership has expressly submitted to the jurisdiction of the Ontario courts, and our company and the Partnership have appointed an agent for service of process in Ontario and in the United States. However, it may be difficult for investors to effect service within Ontario or elsewhere in Canada or the United States upon those directors and experts who are not residents of Canada or the United States, as applicable. Investors are advised that it may also not be possible for investors to enforce judgments obtained in Canada or the United States against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada or the United States, even if the party has appointed an agent for service of process. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against the Partnership, the directors of the General Partner or the experts named in this prospectus since a substantial portion of the Partnership’s assets and the assets of such persons may be located outside of Canada and the United States. The Partnership has been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be capable of being the subject of enforcement proceedings in Bermuda against the Partnership, the directors of the General Partner or the experts named in this prospectus depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over the Partnership, the directors of the General Partner or the experts named in this prospectus, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would likely recognize as a valid, final and conclusive judgment in personam in respect of a judgment obtained in a Canadian or U.S. court pursuant to which a debt or definitive sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as (i) the court had proper jurisdiction over the parties subject to the judgment and had jurisdiction to give the judgment as a matter of Bermuda Law; (ii) the court did not contravene the rules of natural justice of Bermuda; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (vi) the Canadian or U.S. judgment (being a foreign judgment) does not conflict with a prior Bermuda judgment.
In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of the Partnership’s Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be enforced by a Bermuda court. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against the Partnership, the directors of the General Partner or the experts named in this prospectus in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.
LEGAL MATTERS
The validity of the exchangeable shares offered by this prospectus will be passed upon by McMillan LLP, British Columbia counsel to our company. The validity of the LP units issuable upon exchange, redemption or acquisition of the exchangeable shares offered pursuant to this prospectus and other matters of Bermuda law will be passed upon for the Partnership by Appleby (Bermuda) Limited.
EXPERTS
The financial statements incorporated in this prospectus by reference from the Partnership’s Annual Report on Form 20-F and the effectiveness of the Partnership’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The financial statements incorporated in this Prospectus by reference from our company’s Annual Report on Form 20-F have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario M5H 0A9.
EXPENSES
The following are the estimated expenses of the offering of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by our company.
SEC registration fee		$180,169.95
Blue sky fees and expenses		**
NYSE and TSX listing fees		**
Transfer agent fees		**
Printing and engraving costs		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**
Total	$	**

**
To be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this registration statement.

Class A Exchangeable Subordinate Voting Shares of Brookfield Infrastructure Corporation
Up to             Limited Partnership Units of Brookfield Infrastructure Partners L.P. (issuable or deliverable upon exchange, redemption or acquisition of Class A Exchangeable Subordinate Voting Shares)
$

Prospectus Supplement
           , 2021

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